As filed with the Securities and Exchange Commission on December 11, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AmTrust Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3106389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

59 Maiden Lane, 43rd Floor

New York, NY 10038

(212) 220-7120

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen B. Ungar, Esq.

Senior Vice President, General Counsel and Secretary

59 Maiden Lane, 43rd Floor

New York, NY 10038

(212) 220-7120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Samir A. Gandhi

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

(212) 839-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Securities to be Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
2.75% Convertible Senior Notes due 2044	$76,000,000(3)	100%	$76,000,000	$8,832
Common Stock, par value $0.01 per share, issuable upon conversion of 2.75% Convertible Senior Notes due 2044	1,013,331 shares	(4)	(4)	(4)

(1)	This registration statement registers the resale of (a) 2.75% Convertible Senior Notes due 2044 sold by AmTrust Financial Services, Inc. and (b) 1,013,331 shares of common stock, par value $0.01 per share, of AmTrust Financial Services, Inc. issuable upon conversion of such 2.75% Convertible Senior Notes due 2044. There are being registered such additional and indeterminable number of shares of common stock as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Represents the aggregate principal amount of 2.75% Convertible Senior Notes due 2044 sold by AmTrust Financial Services, Inc. in private placements on December 11, 2014 that are covered by this registration statement.
(4)	No additional consideration will be received for shares of common stock, par value $0.01 per share, of AmTrust Financial Services, Inc. issuable upon conversion of its 2.75% Convertible Senior Notes due 2044, and, therefore, no additional registration fee is required pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

PROSPECTUS

AmTrust Financial Services, Inc.

$76,000,000 Aggregate Principal Amount of 2.75% Convertible Senior Notes due 2044

Shares of Common Stock Issuable Upon Conversion

of the 2.75% Convertible Senior Notes due 2044

We sold $76,000,000 aggregate principal amount of 2.75% Convertible Senior Notes due 2044 (“notes”) to institutional buyers in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus relates to the resale, from time to time by the selling securityholders identified in this prospectus, of up to $76,000,000 aggregate principal amount of the notes and any shares of common stock that may be issued upon conversion of the notes. We will not receive any proceeds from the sale of any of these securities that may be sold by the selling securityholders.

Holders may convert their notes at any time prior to the close of business on the business day immediately preceding September 15, 2044 only under the following circumstances: (1) during any fiscal quarter commencing after December 31, 2015, if the daily VWAP of our common stock, for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 130% of the conversion price of the notes in effect on each trading day; (2) during the five consecutive business day period following any five consecutive trading day period in which the trading price for the notes for each such trading day was less than 98% of the product of the then-current conversion rate multiplied by the last reported sale price of our common stock on such date; (3) upon the occurrence of specified corporate events or (4) if we call those notes for redemption. On or after September 15, 2044 until the close of business on the second scheduled trading day immediately preceding the stated maturity date, holders may surrender their notes for conversion at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus.

The initial conversion rate will be 13.3333 shares of our common stock for each $1,000 principal amount of notes, which represents an initial conversion price of approximately $75.00 per share (based on $1,000 principal amount per note). Following certain corporate transactions that occur on or prior to December 15, 2018 or if we redeem the notes on or prior to December 15, 2018, we will increase the conversion rate for a holder that elects to convert its notes in connection with such corporate transaction or redemption.

We have the right, at our option, at any time on or before December 15, 2018, to redeem the notes at a redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption if the daily VWAP is greater than or equal to 130% of the then current conversion price for each of at least 20 trading days in the 30 consecutive trading days ending on, and including, the trading day prior to the mailing of the notice of redemption. We have the right, at our option, at any time after December 15, 2018, to redeem the notes at a redemption price payable in cash equal to the accreted amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, such redemption date.

The holders have the right, at their option, to require us to purchase the notes on December 15, 2024, at a purchase price equal to 100% of the principal amount of the notes to be purchased, together with accrued and unpaid interest thereon to, but excluding the purchase date.

If a fundamental change, as defined herein, occurs prior to the stated maturity date, holders may require us to purchase for cash all or any portion of their notes at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “AFSI.” The last reported sale price of our common stock on the NASDAQ Global Select Market on December 10, 2014 was $57.77 per share. There is no public market for the notes, and we do not intend to list the notes on any national securities exchange or automated quotation system.

The selling securityholders may sell the securities covered by this prospectus either directly or through underwriters, broker-dealers or agents and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholder will be responsible for underwriting discounts or commissions or agent’s commissions.

Investing in securities offered under this prospectus involves risks. For a discussion of the risks you should consider before deciding to purchase these securities, please see the section entitled “Risk Factors,” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2014.

References in this prospectus to “we,” “us,” “our,” “the Company” or “AmTrust” or other similar terms refer to AmTrust Financial Services, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise. Additionally, in this prospectus, unless otherwise stated or the context otherwise requires, references to “dollars” or “$” are to the lawful currency of the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf registration” process. Under this shelf registration process, the selling securityholders may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with certain terms of the securities that may be offered and sold by the selling securityholders. Each time the selling securityholders offer securities, the selling securityholders may provide a prospectus supplement that will contain certain specific information about the terms of that offering and the securities being offered thereby. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement. The applicable prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information contained or incorporated by reference into this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement (including any information incorporated by reference therein). You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus in their entirety. In particular, you should review the information under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2014, June 30, 2014 and September 30, 2014, each of which is incorporated by reference herein.

The registration statement that contains this prospectus, and the exhibits to the registration statement, contain additional information about us and the securities that the selling securityholders may offer under this prospectus. This prospectus and accompanying prospectus supplement(s) will describe the material terms of any exhibits to the registration statement that are material to the offering. The registration statement and exhibits can be read on the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information” in this prospectus.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors in the securities; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement, are subject to more recent developments and therefore may no longer be accurate.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain certain forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995 that are intended to be covered by the safe harbors created thereby. When we use words such as “believe,” “expect,” “anticipate,” “predict,” “estimate,” “intend,” “plan,” “project,” “seek,” “potential,” “possible,” “could,” “might,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include the plans and objectives of management for future operations, including those relating to future growth of our business activities and availability of funds, and are based on current expectations that involve assumptions that are difficult or impossible to predict accurately, many of which are beyond our control. There can be no assurance that actual developments will be those anticipated by us. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion or incorporation by reference of such statements in this prospectus should not be considered as a representation by us or any other person that our objectives or plans or other matters described in any forward-looking statement will be achieved. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, the amounts, timing and prices of any share repurchases made by us under our share repurchase program, our estimates of the fair value of our life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd., National General Holding Corp., ACP Re, Ltd., or third party agencies and warranty administrators, difficulties with technology or breaches in data security, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, will be discussed in our Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

The projections and statements in this prospectus speak only as of the date of this prospectus, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we projected. Any forward-looking statements included or incorporated by reference in this prospectus reflect our current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov or from our website at http://www.amtrustgroup.com. Our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our committee charters are also available on our website at http://www.amtrustgroup.com or in print upon written request addressed to our corporate Secretary, AmTrust Financial Services, Inc., 59 Maiden Lane, 43rd Floor, New York, New York 10038. However, the information on our website does not constitute a part of, nor is it incorporated by reference in, this prospectus.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

In this prospectus, we incorporate by reference the information that we file with the SEC. This allows us to disclose important information to you by referring you to those documents rather than repeating them in full in this prospectus. The information incorporated by reference in this prospectus contains important business and financial information. The information incorporated by reference is considered to be part of this prospectus and later information filed with the SEC will update or supersede this information.

We incorporate by reference the information contained in the documents listed below (other than information that is deemed not to be filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	our Current Reports on Form 8-K filed with the SEC on January 2, 2014, January 7, 2014, March 3, 2014, April 14, 2014, May 5, 2014, May 23, 2014, July 1, 2014, July 24, 2014, September 12, 2014, September 16, 2014, September 17, 2014, December 1, 2014 and December 11, 2014; and

•	the description of our common stock set forth in our Form 8-A filed with the SEC on November 9, 2006 and our Registration Statement on Form S-1/A (File No. 333-134960) filed with the SEC on November 8, 2006 and declared effective by the SEC on November 9, 2006, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference any future filings filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the filing of this registration statement and, in the case of any particular offering of securities, until such offering of securities is terminated (other than information in such documents that is deemed not to be filed). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings and such outdated or inconsistent information will no longer be regarded as part of this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

You may request a copy of any of these filings, at no cost, by writing or calling us at the following phone number or postal address:

Stephen B. Ungar

Senior Vice President, General Counsel and Secretary

AmTrust Financial Services, Inc.

59 Maiden Lane, 43rd Floor

New York, NY 10038

Telephone Number: 212-220-7120

You should rely only on the information contained or incorporated by reference in this prospectus, any related prospectus supplement or any free writing prospectus we have prepared or authorized for use with respect to a particular offering of securities under this prospectus. We have not, and the selling securityholders have not, authorized anyone to provide you with different or additional information and, accordingly, you should not rely on any such information if it is provided to you. We are not, and the selling securityholders are not, making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or any related prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

SUMMARY

The information below is only a summary of more detailed information included elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information that you should consider before making a decision to invest in the securities offered under this prospectus. The other information is important, so please read this entire prospectus, as well as the information incorporated by reference herein, carefully. In particular, you should review the information under the heading “Risk Factors” beginning on page 12 in this prospectus and included in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2014, June 30, 2014 and September 30, 2014.

OUR COMPANY

AmTrust Financial Services, Inc. is a Delaware corporation that was acquired by its principal shareholders in 1998 and began trading on the NASDAQ Global Select Market on November 13, 2006. We underwrite and provide property and casualty insurance in the United States and internationally to niche customer groups that we believe are generally underserved within the broader insurance market.

Our business model focuses on achieving superior returns and profit growth with the careful management of risk. We pursue these goals through geographic and product diversification, as well as an in-depth understanding of our insured exposures. Our product mix includes, primarily, workers’ compensation, extended warranty and other commercial property/casualty insurance products. Our workers’ compensation and property/casualty insurance policyholders in the United States are generally small and middle market businesses. Our extended warranty customers are manufacturers, distributors and retailers of commercial and consumer products. We have also built a strong and growing distribution of extended warranty and specialty risk products, including liability and other property/casualty products, in Europe. The majority of our products are sold through independent third-party brokers, agents, retailers or administrators. Our strategy is to target small to middle size customer markets throughout the U.S. and Europe where our proprietary technology platform enables us to efficiently manage the high volume of policies and claims that result from serving large numbers of small policyholders and warranty contract holders. The technology we have developed offers a level of service that is a competitive advantage in these high volume, lower risk markets by enhancing our ability to service, underwrite and adjudicate claims. Additionally, our ability to maintain and analyze high volumes of loss data over a long historical period allows us to better manage and forecast the underlying risk inherent in the portfolio. Since our inception in 1998, we have grown both organically and through an opportunistic acquisition strategy. We believe we approach acquisitions conservatively, and our strategy is to take relatively modest integration and balance sheet risk. Our acquisition activity has involved the purchase of companies, renewal rights to established books of insurance portfolios, access to distribution networks and the hiring of established teams of underwriters with expertise in our specialty lines.

We are committed to driving long-term shareholder value and industry-leading returns on equity by continuing to execute on our lower risk, lower volatility business model and leveraging technology to help maintain a more efficient cost structure, consistently generate solid underwriting profits and ensure strong customer service and retention rates. Additionally, we are focused on further enhancing our economies of scale by opportunistically expanding our geographic reach and product set, growing our network of agents and other distributors, developing new client relationships and executing our acquisition strategy. We are also focused on maintaining our disciplined approach to capital management while maximizing an appropriate risk-adjusted return on our growing investment portfolio. We continue to carefully monitor and maintain appropriate levels of reserves and seek to minimize our reinsurance recoverable exposure in order to maintain a strong balance sheet. We intend to expand our business and capital base to take advantage of profitable growth opportunities while maintaining or improving our A.M. Best ratings. Our principal operating subsidiaries are rated “A” (Excellent) by A.M. Best Company (“A.M. Best”), which is the third highest of 16 rating levels.

CORPORATE AND OTHER INFORMATION

Our principal executive offices are located at 59 Maiden Lane, 43rd Floor, New York, New York 10038, and our telephone number at that location is (212) 220-7120.

Our website address is http://www.amtrustgroup.com. Our internet website and the information contained therein or connected thereto are not intended to be incorporated by reference into this prospectus.

This prospectus refers to brand names, trademarks, service marks and trade names of us and other companies and organizations, and these brand names, trademarks, service marks and trade names are the property of their respective holders.

THE OFFERING

The following is a brief summary of the terms of this offering and the notes. We provide the following summary solely for your convenience. This summary is not a complete description of this offering or the notes. You should read the full text and more specific details contained elsewhere in this prospectus. With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled “Description of the Notes,” the words “AmTrust,” “we,” “our,” “us” and “the company” refer only to AmTrust Financial Services, Inc. and not to any of its subsidiaries. For a more detailed description of the notes, see “Description of the Notes” in this prospectus. Unless otherwise indicated, when we refer to the principal amount of the notes, we are referring to $1,000 principal amount at maturity of the notes (and not the accreted amount of the notes on any particular date) and when we refer to the conversion price per $1,000 principal amount of notes, we are referring to $1,000 principal amount of the notes at maturity (and not the accreted amount of the notes on any particular date) divided by the applicable conversion rate.

Issuer	AmTrust Financial Services, Inc., a Delaware corporation.

Notes Offered	$76,000,000 aggregate principal amount of 2.75% Convertible Senior Notes due 2044.

Maturity Date	December 15, 2044, unless earlier purchased or redeemed by us or converted.

Interest Rate	2.75% per year. Interest will accrue from the date of issuance (which is scheduled for December 15, 2014) or from the most recent date to which interest has been paid or duly provided for, and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2015.

Contingent Interest	Beginning with the six-month interest period commencing December 15, 2021, we will pay contingent interest during any six-month interest period if the market price of the notes for each of the 20 trading days ending on the second trading day immediately preceding the first day of the applicable six-month interest period equals or exceeds 130% of the principal amount of the notes.

During any six-month period when contingent interest shall be payable, the contingent interest payable per $1,000 principal amount of the notes will equal 0.25% of the average of the market prices for

$1,000 principal amount of notes during the 20 consecutive trading day period ending on the second trading day immediately preceding the first day of the applicable six-month interest period.

Ranking	The notes will be our senior unsecured obligations and will rank:

•	senior in right of payment to any future indebtedness we may have that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated, including amounts outstanding under our credit facilities (as defined herein);

•	effectively subordinate in right of payment to any of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinate to all existing and future indebtedness (including trade payables) of our subsidiaries, as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries (to the extent of any such guarantee).

As of September 30, 2014, we had $30.5 million of secured indebtedness outstanding and our subsidiaries had $10.4 billion of outstanding indebtedness and other liabilities, $6.9 million of which was secured indebtedness of one of our subsidiaries to third parties, to which the notes would have ranked structurally subordinate. As of such date, our total consolidated indebtedness was $592.3 million. This $592.3 million does not include $168.0 million aggregate principal amount of a loan made by Maiden Insurance to AII (as defined herein) in connection with a reinsurance agreement between the two parties that requires Maiden Insurance to provide sufficient collateral to secure its proportionate share of AII’s obligations. This amount is accounted for as a note payable on our balance sheet.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise.

Use of Proceeds	We will not receive any proceeds from any sales of notes or the common stock, if any, issuable upon conversion thereof from time to time by any selling securityholder named in this prospectus or in a prospectus supplement. The proceeds from the offering are solely for the account of the selling securityholders.

Conversion Rights	Holders may convert their notes at their option prior to the close of business on the business day immediately preceding September 15, 2044, but only under the following circumstances:

•	during any fiscal quarter commencing after December 31, 2014 (and only during such fiscal quarter), if the daily VWAP of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•	during the five consecutive business day period after any five consecutive trading day period (the “measurement period” ) in which the trading price (as defined herein) per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each such trading day;

•	if those notes have been called for redemption as described under “Description of the Notes — Conversion Rights — Conversions Upon Notice of Redemption”; or

•	upon the occurrence of specified corporate events described under “Description of the Notes — Conversion Rights — Conversion Upon Specified Corporate Events.”

On or after September 15, 2044, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances.

The conversion rate will initially equal 13.3333 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $75.00 per share of common stock), subject to adjustment as described in this prospectus.

In addition, following the occurrence of a make-whole fundamental change (as defined herein) on or prior to December 15, 2018 or the delivery by us of a notice of redemption for a redemption date occurring on or prior to December 15, 2018, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change or such redemption. See “Description of the Notes — Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Certain Redemptions.” You will not receive any additional cash payment representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note. See “Description of the Notes — Conversion Rights — General.”

Settlement Upon Conversion	We may elect to deliver to holders in full satisfaction of our conversion obligation:

•	solely shares of our common stock, together with cash in lieu of fractional shares, which we refer to as a “physical settlement”;

•	solely cash without any delivery of shares of our common stock, which we refer to as a “cash settlement”; or

•	a combination of cash and shares of our common stock, together with cash in lieu of fractional shares, which we refer to as a “combination settlement.”

The amount of cash, if we elect cash settlement, or the amount of cash and the number of shares of our common stock, if any, if we elect a combination settlement, will be based on a daily conversion value (as defined herein) for each of the 25 consecutive trading days during the cash settlement averaging period (as defined herein).

We will from time to time make an election with respect to the settlement method, which election shall be effective until we provide notice of an election of a different settlement method. We initially elect combination settlement and a specified dollar amount (as defined herein) of $1,000. If we choose to elect a different settlement method in the future, we will provide to all holders of the notes, the trustee and the conversion agent a notice of the newly chosen settlement method and the effective date of such newly chosen method. We may not change a settlement method after the 30th scheduled trading day preceding the maturity date or, with respect to notes converted in connection with a redemption, after we have provided a notice of redemption of the notes. Prior to the 30th scheduled trading day preceding the maturity date of the notes, we will have the right to irrevocably elect combination settlement with a specified dollar amount of $1,000. Following such irrevocable election, we will not have the right to change the settlement method. See “Description of the Notes — Conversion Rights — Settlement Upon Conversion.”

Sinking Fund	None.

Optional Redemption	On or before December 15, 2018, we may redeem all or part of the notes if the daily VWAP of our Common Stock is greater than or equal to 130% of the conversion price for at least 20 trading days during any 30 consecutive trading day period at a redemption price equal to the principal amount of the notes to be redeemed, plus accrued but unpaid interest. If we elect to redeem all or part of the notes on or prior to December 15, 2018, the conversion rate for any notes converted in connection with such redemption will be increased as set forth under “Description of the Notes — Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Certain Redemptions.”

After December 15, 2018, we may at our option redeem all or part of the notes at a redemption price equal to the accreted amount of the notes to be redeemed, plus accrued but unpaid interest.

Fundamental Change	If we undergo a “fundamental change” (as defined under “Description of the Notes — Purchase Rights of Holders — Fundamental Change Permits Holders to Require Us to Purchase Notes”), you may require us to purchase for cash all or part of your notes. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

Purchase Rights of Holders on Specified Date	Holders may require us to purchase all or a portion of their notes on December 15, 2024 for a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, up to but not including the date of purchase, payable in cash. See “Description of the Notes — Purchase Rights of Holders — Purchase Rights of Holders on Specified Date.”

Events of Default	Except as described under “Description of the Notes — Events of Default,” if an event of default with respect to the notes occurs, holders may, upon satisfaction of certain conditions, accelerate the principal amount of the notes plus accrued and unpaid interest. In addition, the principal amount of the notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Book-Entry Form	The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Registration Rights; Additional Interest	The notes covered by this prospectus, and the shares of common stock, if any, issuable upon conversion thereof, will be entitled to certain registration rights and we will, in certain circumstances, be required to pay additional interest on the notes. See “Description of the Notes — Registration Rights; Additional Interest.”

No Prior Market	The notes are a new issue of securities and there is no existing market for the notes, and we do not intend to list the notes on any national securities exchange. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including the market price of our common stock, prevailing interest rates, our operating results and the market for similar securities.

No Listing	We do not intend to apply for listing of the notes on any securities exchange. Our common stock is listed on The NASDAQ Global Select Market under the symbol “AFSI.”

Certain U.S. Federal Income Tax Consequences	For a discussion of certain U.S. federal income tax consequences relating to the purchase, ownership and disposition of the notes and the shares of our common stock into which the notes are convertible, see “Certain U.S. Federal Income Tax Consequences.”

Trustee, Paying Agent and Conversion Agent	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	See “Risk Factors” beginning on page 12 for a discussion of factors that should be considered before investing in the notes.

RISK FACTORS

Investing in the securities offered under this prospectus involves risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings, before investing in these securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of the securities offered under this prospectus to decline.

Risks Related to the Notes and our Common Stock

The notes are effectively subordinated to any of our existing and future secured debt and structurally subordinated to the liabilities of our subsidiaries.

The notes will be our general unsecured obligations and will rank equally in right of payment with our other existing and future senior unsecured indebtedness and senior in right of payment to any of our indebtedness that is contractually subordinated to the notes. As of September 30, 2014, our total consolidated indebtedness was $592.3 million. This $592.3 million does not include $168.0 million aggregate principal amount of a loan made by Maiden Insurance Company, Ltd. (“Maiden Insurance”) to our subsidiary, AmTrust International Insurance, Ltd. (“AII”) in connection with a reinsurance agreement between the two parties that requires Maiden Insurance to provide sufficient collateral to secure its proportionate share of AII’s obligations. This amount is accounted for as a note payable on our balance sheet. The notes will also be effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of September 30, 2014, we had $30.5 million of secured indebtedness outstanding. The provisions of the indenture governing the notes will not prohibit us from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral securing such indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

Our subsidiaries will not guarantee the notes. Accordingly, the notes will also be structurally subordinated to all existing and future unsecured and secured liabilities and preferred equity of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as a common equity owner of such subsidiary, and, therefore, holders of our debt, including holders of the notes, will be subject to the prior claims of such subsidiary’s creditors and preferred equity holders. As of September 30, 2014, our subsidiaries had $10.4 billion of outstanding indebtedness and other liabilities, $6.9 million of which was secured indebtedness of one of our subsidiaries to third parties, and no outstanding preferred equity. The provisions of the indenture governing the notes will not prohibit our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future.

The notes are subject to redemption prior to the maturity date.

The notes will be subject to redemption prior the maturity date as described under “Description of the Notes — Optional Redemption.” While holders may be entitled to convert their notes at an increased conversion rate in connection with a redemption of the notes, our obligation to increase the conversion rate for the notes applies only with respect to redemptions of the notes on or prior to December 15, 2018.

Our significant level of indebtedness could limit cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

We have a significant amount of indebtedness. As of September 30, 2014, our total consolidated indebtedness was $592.3 million. This $592.3 million does not include $168.0 million aggregate principal amount of a loan made by Maiden Insurance to AII in connection with a reinsurance agreement between the two parties that requires Maiden Insurance to provide sufficient collateral to secure its proportionate share of AII’s obligations. This amount is accounted for as a note payable on our balance sheet. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our business, results of operations and financial condition, including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of portions of our cash flow from operations to service our indebtedness, thereby reducing the amount of our cash flow available for other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business;

•	restricting our operational flexibility due to restrictive covenants that will limit our ability to explore certain business opportunities, dispose of assets and take other actions;

•	increasing dilution experienced by our existing stockholders as a result of the conversion of the notes into shares of common stock; and

•	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

As of September 30, 2014, our annual debt service obligation on our outstanding indebtedness was approximately $32.0 million. We may be unable to maintain sufficient cash reserves, our business may not generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or our cash needs may increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we failed to comply with the various requirements of our credit facilities, these notes, our 6.125% notes due 2023, or any indebtedness that we have incurred or may incur in the future, we would be in default, which would permit the holders of the affected notes or other indebtedness to accelerate the maturity of such notes or other indebtedness and could cause defaults under our credit facilities or our other notes and indebtedness. Any default under these notes, our credit facilities or any indebtedness that we have incurred or may incur in the future could have a material adverse effect on our business, results of operations and financial condition.

We may not have the ability to raise the funds necessary to finance any required purchases of the notes upon the occurrence of a “fundamental change,” which would constitute an event of default under our indenture.

If a fundamental change (as defined under “Description of the Notes — Purchase Rights of Holders — Fundamental Change Permits Holders to Require Us to Purchase Notes”) occurs, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion of the principal amount thereof such that the principal amount that remains outstanding of each note purchased in part equals $1,000 or an integral multiple of $1,000 in excess thereof. The fundamental change purchase price will equal 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. However, we may not have sufficient funds at the time we are required to purchase the notes surrendered therefor and we may not be able to arrange necessary financing on acceptable terms, if at all.

We have not established a sinking fund for payment of the notes, nor do we anticipate doing so. In addition, our ability to purchase the notes may be limited by law, by regulatory authority or we may in the future enter into credit agreements or other agreements that may contain provisions prohibiting redemption or repurchase of the notes under certain circumstances, or may provide that a designated event constitutes an event of default under that agreement. If a fundamental change occurs at a time when we are prohibited from purchasing the notes, we could seek a waiver from the holders of these notes or attempt to refinance these notes. If we were not able to obtain consent, we would not be permitted to purchase the notes. Our failure to purchase tendered notes would constitute an event of default under the indenture governing the notes, which might constitute a default under the terms of our other indebtedness.

Our revenues and results of operations may fluctuate as a result of factors beyond our control, which may cause volatility in the price of our shares to common stock, and consequently could materially and adversely affect the trading price of the notes.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AFSI.” Our performance, as well as the risks discussed herein, government or regulatory action, tax laws, interest rates and general market conditions could have a significant impact on the future market price of our common stock, which could materially and adversely affect the trading price of the notes. Some of the factors that could negatively affect our share price or result in fluctuations in the price of our common stock include:

•	actual or anticipated variations in our quarterly results of operations;

•	changes to our earnings estimates or publications of research reports about us or the industry;

•	rising level of claims costs, changes in the frequency or severity of claims or new types of claims and new or changing judicial interpretations relating to the scope of insurance company liability;

•	the financial stability of our third-party reinsurers, changes in the level of reinsurance capacity, termination of reinsurance arrangements and changes in our capital capacity;

•	increase in market interest rates that may lead purchasers of common stock to demand a higher yield;

•	changes in market valuations of other insurance companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	fluctuations in interest rates or inflationary pressures and other changes in the investment environment that affect returns on invested assets;

•	changes to our creditworthiness;

•	the market for similar securities;

•	additions or departures of key personnel;

•	reaction to the sale or purchase of company stock by our principal stockholders or our executive officers;

•	changes in the economic environment in the markets in which we operate, including reduction in the business activities of our policyholders;

•	changes in tax law;

•	speculation in the press or investment community; and

•	general market, economic and political conditions.

If our revenues and results of operations fluctuate as a result of one or more of these developments, the price of our common stock may be volatile, which could materially and adversely affect the trading price of the notes. Further, because the notes are convertible into shares of our common stock, volatility or depressed market prices of our common stock could have a similar effect on the trading price of the notes. Holders who receive shares of our common stock upon conversion of the notes will also be subject to the risk of volatility and depressed market prices of our common stock.

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our common stock price and the trading price of the notes.

Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission (the “SEC”) require an annual management assessment of the effectiveness of our internal control over financial reporting and a report by our independent registered public accounting firm attesting to the effectiveness of our internal control over financial reporting at the end of the fiscal year. If we fail to maintain the adequacy of our internal control over financial reporting, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC. If we cannot in the future favorably assess, or our independent registered public accounting firm is unable to provide an unqualified attestation report on, the effectiveness of our internal control over financial reporting, investor confidence in the reliability of our financial reports may be adversely affected, which could have a material adverse effect on our stock price and the trading price of the notes.

Our principal stockholders have the ability to control our business, which may be disadvantageous to other stockholders.

Based on the number of shares outstanding as of September 30, 2014, Barry D. Zyskind, Michael Karfunkel, George Karfunkel and Leah Karfunkel (wife of Michael Karfunkel and sole trustee of the Michael Karfunkel 2005 Grantor Retained Annuity Trust), directly or indirectly, collectively own or control approximately 59% of our outstanding common stock. As a result, these stockholders, acting together, have the ability to control all matters requiring approval by our stockholders, including the election and removal of directors, amendments to our certificate of incorporation and bylaws, any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. These stockholders may have interests that are different from other stockholders. In addition, we are a “controlled company” as defined in NASDAQ Listing Rule 5615(c). At present, a majority of the members of our board of directors are independent. As a controlled company, each of our board committees, except our audit committee, may include non-independent directors. The audit committee independence requirements imposed by the Sarbanes-Oxley Act of 2002 apply to us, and we have organized our audit committee to meet these requirements.

If we were to cease being a controlled company as a result of the issuance of common stock by us or dispositions of common stock beneficially held by Barry D. Zyskind, Michael Karfunkel, George Karfunkel and Leah Karfunkel, we would have to comply with the board committee independence requirements of the NASDAQ Global Select Market within specified periods, which would involve having an entirely independent compensation committee and nominating and corporate governance committees within one year after ceasing to be a controlled company. If we are unable to achieve compliance with these requirements, our common stock could be de-listed from The NASDAQ Global Select Market.

In addition, Michael Karfunkel and George Karfunkel, through entities that each of them controls, have entered into transactions with us and may from time to time in the future enter into other transactions with us. As a result, these individuals may have interests that are different from, or in addition to, their interest as our stockholders. Such transactions may adversely affect our results of operations or financial condition.

Our principal stockholders could delay or prevent an acquisition or merger of our company even if the transaction could benefit other stockholders. Moreover, this concentration of share ownership makes it impossible for other stockholders to replace directors and management without the consent of the controlling stockholders. In addition, this significant concentration of share ownership may adversely affect the price prospective buyers are willing to pay for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders, which could, in turn, materially and adversely affect the trading price of the notes.

The conditional conversion feature of the notes could result in your receiving less than the value of the cash, shares of our common stock or combination of cash and shares of our common stock into which a note would otherwise be convertible.

Prior to the close of business on the business day immediately preceding September 15, 2044, the notes are convertible into, at our option, cash, shares of our common stock or a combination of cash and shares of our common stock only if specified conditions are met. If these specified conditions are not met, you will not be able to convert your notes until September 15, 2044, and you may not be able to receive the value of the consideration into which the notes would otherwise be convertible. Therefore, you may not be able to realize the appreciation, if any, in the value of our common stock after the issuance of the notes and prior to such date. In addition, the inability to freely convert may also adversely affect the trading price of the notes and your ability to resell the notes.

The conditional conversion features of the notes, if triggered, may adversely affect our financial condition.

If one of the conversion contingencies is triggered, holders of notes will be entitled to convert the notes at any time during specified periods. See “Description of the Notes — Conversion Rights.” If one or more holders elect to convert their notes, we may be required to settle all or a portion of our conversion obligation through the payment of cash, which could adversely affect our liquidity and various aspects of our business (including our credit ratings and the trading price of the notes).

The settlement feature of the notes may have adverse consequences.

The settlement feature of the notes, as described under “Description of the Notes — Conversion Rights — Settlement Upon Conversion,” may:

•	result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•	reduce our liquidity;

•	delay holders’ receipt of the consideration due upon conversion; and

•	subject holders to the market risks of our shares before receiving any shares upon conversion.

That is, upon conversion of the notes, you will receive, at our election, cash, shares or a combination of cash and shares of our common stock. In the event that we elect cash settlement or combination settlement, the consideration that you will receive upon conversion will be based upon the volume weighted average prices of our common stock for each of the 25 trading days during the applicable cash settlement averaging period described under “Description of the Notes — Conversion Rights — Settlement Upon Conversion.” Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. See “Description of the Notes — Conversion Rights — Settlement Upon Conversion.”

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender or exchange offers, as described under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments.” The conversion rate will not be adjusted for other events, such as a payment of certain dividends on our common stock or an issuance of our common stock for cash, that may adversely affect the trading price of the notes and the market price of our common stock. There can be no assurance that an event will not occur that is adverse to the interests of the holders of the notes and their value, but does not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a “fundamental change,” in which case we would not be obligated to offer to purchase the notes.

Upon the occurrence of a “fundamental change” (as defined under “Description of the Notes — Purchase Rights of Holders — Fundamental Change Permits Holders to Require Us to Purchase Notes”), you will have the option to require us to repurchase all or any portion of your notes for cash. However, the definition of “fundamental change” is limited to specified corporate events and may not include other events that might adversely affect our financial condition or the trading price of the notes. For example, events such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to purchase the notes. In the event of any such events, the holders of the notes would not have the right to require us to purchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting affect the trading price of the notes.

The adjustment to the conversion rate for notes converted in connection with certain make-whole fundamental change transactions or in connection with a redemption of the notes, in each case, occurring on or prior to December 15, 2018 may not adequately compensate holders for the lost option time value of their notes as a result of any such transaction or redemption.

If certain transactions that constitute a make-whole fundamental change occur on or prior to December 15, 2018, or if we elect to redeem the notes on or prior to December 15, 2018, under certain circumstances and subject to certain limitations, we will increase the conversion rate by a number of additional shares of our common stock. This increased conversion rate will apply only to holders who convert their notes in connection with any such transaction or redemption. The number of additional shares of our common stock will be determined based on the date on which the make-whole fundamental change transaction becomes effective or the redemption date, as the case may be, and the price paid (or deemed paid) per share of our common stock in such transaction or redemption, as described under “Description of the Notes — Adjustment to Conversion Rate Upon Conversion in Connection With a Make-Whole Fundamental Change or Certain Redemptions.” While the increase in the conversion rate is designed to compensate holders for the lost option time value of the notes as a result of such transaction or redemption, the increase in the conversion rate is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if the price paid (or deemed paid) for our common stock in the transaction or redemption is greater than $175.00 per share or less than $57.77 per share (in each case, subject to adjustment in accordance with the indenture), then we will not be required to adjust the conversion rate if you convert your notes in connection with such transaction. Moreover, in no event will the total number of shares of our common stock issuable upon the conversion of the notes exceed 17.3100 per $1,000 principal amount of notes, subject to adjustment under certain circumstances.

Furthermore, the definition of make-whole fundamental change that will be contained in the indenture is limited to certain enumerated transactions. As a result, the make-whole fundamental change provisions of the indenture will not afford protection to holders of the notes in the event that other transactions occur that could adversely affect the option value of the notes. For example, transactions, such as a spin-off or sale of a subsidiary with volatile earnings, or a change in our subsidiaries’ lines of business, could significantly affect the trading characteristics of our common stock and thereby reduce the option value embedded in the notes without triggering a make-whole fundamental change.

Our obligation to increase the conversion rate upon certain make-whole fundamental change transactions could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The issuance of additional stock in connection with acquisitions or otherwise will dilute all other stockholdings and could affect the market price of our common stock and, therefore, the trading price of the notes.

We have an aggregate of approximately 58.7 million shares of common stock that are authorized and unissued or held as treasury shares and not reserved for issuance under our option and compensation plans or under other convertible or derivative instruments, including the notes. We may issue all of these shares without any action or approval by our stockholders. The issuance of these unreserved shares in connection with acquisitions or otherwise, as well as any shares of our common stock issued in connection with the exercise of stock options, restricted stock units, under convertible or derivative instruments or otherwise would dilute the notional percentage ownership held by the investors who purchase our notes. In addition, we may issue a substantial number of shares of our common stock upon conversion of the notes. We cannot predict the size of the future issuances or the effect, if any, that they may have on the market price for our common stock.

Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the market price of our common stock and, in turn, the trading price of the notes and our ability to raise funds in new stock offerings.

We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of our common stock. Sales by us or our stockholders of a substantial number of shares of our common stock in the public markets after the date of this prospectus and the concurrent transactions, or the perception that these sales might occur, could cause the market price of our common stock and the trading price of the notes to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity or equity-related securities. In addition, the market price of our common stock also could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock by holders of the notes. The hedging or arbitrage could, in turn, affect the trading price of the notes and/or the market price of any shares of our common stock that holders of the notes receive upon conversion of their notes.

We may issue shares of our common stock or equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt-to-equity, to satisfy our obligations upon the exercise of options or for other reasons. In addition, we have filed registration statements covering approximately 8.6 million shares of common stock that are either issuable upon the exercise of outstanding options or reserved for future issuance pursuant to our stock plans as of September 30, 2014. No prediction can be made as to the effect, if any, that future sales or issuance of shares of our common stock or other equity securities, or the availability of shares of our common stock or such other equity securities for future sale or issuance, will have on the market price of our common stock or the trading price of the notes.

We expect that the trading price of the notes will be significantly affected by changes in the market price of our common stock, the interest rate environment and our credit quality, each of which could change substantially at any time.

We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of our common stock, the interest rate environment and our credit quality. Each of these factors may be volatile, and may or may not be within our control.

Changes in interest rates, or expected future interest rates, during the term of the notes may affect the trading price of the notes. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.

Furthermore, the trading price of the notes will likely be significantly affected by any change in our credit quality. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may choose to take actions that adversely affect our credit quality, such as incurring additional debt, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes.

There is currently no public market for the notes, and an active trading market may not develop for the notes. The failure of a market to develop for the notes could adversely affect the liquidity and value of your notes.

The notes are a new issue of securities, and there is no existing market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. A market may not develop for the notes, and there can be no assurance as to the liquidity of any market that may develop for the notes. If an active, liquid market does not develop for the notes, the market price and liquidity of the notes may be adversely affected. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions which may have a negative effect on the holders of the notes, regardless of our operating results, financial performance or prospects.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. As a result, any specific rules regulating short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales in our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

The SEC and other regulatory and self-regulatory authorities have implemented various rule changes and are expected to adopt additional rule changes in the future that may impact those engaging in short selling activity involving equity securities (including our common stock), including Rule 201 of SEC Regulation SHO, the Financial Industry Regulatory Authority, Inc.’s “Limit Up-Limit Down” program, market-wide circuit breaker systems that halt trading of stock for certain periods following specific market declines, and rules stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Past regulatory actions, including emergency actions or regulations, have had a significant impact on the trading prices and liquidity of equity-linked instruments. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock could similarly adversely affect the trading price and the liquidity of the notes .

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.

In May 2008 (and effective for fiscal years beginning after December 15, 2008), the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for

Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which we refer to as FSB APB 14-1 (and which subsequently was codified under FASB Accounting Standards Codification (“ASC”) Section 470-20, Debt with Conversion and other Options). Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of equity on our consolidated balance sheets and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the accretion of the discounted carrying value of the notes to their face amount over the terms of the notes. This could adversely affect our reported or future financial results, the market price of our common stock and the trading price of the notes. In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

You may be subject to tax upon an adjustment to, or a failure to adjust, the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash. In addition, a failure to adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. Such deemed dividend may be subject to U.S. federal withholding tax or backup withholding, which may be set off against subsequent payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on our common stock). See “Description of the Notes — Conversion Rights — Conversion Rate Adjustments” and “Certain U.S. Federal Income Tax Consequences.”

If a make-whole fundamental change event occurs on or prior to December 15, 2018 or we redeem the notes on or prior to December 15, 2018, under some circumstances, we will increase the conversion rate for notes converted in connection with such make whole fundamental change or redemption. Such increase may be treated as a distribution subject to U.S. federal income tax as a dividend. Such deemed dividend may be subject to U.S. federal withholding tax or backup withholding, which may be set off against payments on the notes or common stock. See “Certain U.S. Federal Income Tax Consequences.”

U.S. holders will recognize income for U.S. federal income tax purposes significantly in excess of current cash payments on the notes.

We and each holder of the notes agreed in the indenture to treat the notes, for U.S. federal income tax purposes, as “contingent payment debt instruments.” As a result of such treatment, U.S. holders (as defined below under “Certain U.S. Federal Income Tax Consequences”) of the notes will be required to include original issue discount in gross income each year in excess of the stated interest payments and accruals on the notes for non-tax purposes (i.e., in excess of the stated semi-annual regular interest payments and accruals and contingent interest payments) in that year. In addition, any gain recognized by a U.S. holder on the sale, exchange, repurchase, redemption, retirement or conversion of a note generally will be ordinary interest income; any loss generally will be ordinary loss to the extent of the interest previously included in income by the holder and, thereafter, capital loss. There is some uncertainty as to the proper application of the Treasury regulations governing contingent payment debt instruments and, if our treatment is successfully challenged by the Internal Revenue Service, with respect to the notes, it might be determined that, among other things, you should have accrued interest income at a lower or higher rate, or should have recognized capital gain or loss, rather than ordinary income or loss, upon the conversion or taxable disposition of such notes. See “Certain U.S. Federal Income Tax Consequences.”

Applicable insurance laws regarding the change of control of our company and the indenture governing the notes may impede potential acquisitions that our stockholders might consider to be desirable.

We are subject to state and foreign statutes and regulations that generally require that any person or entity desiring to acquire direct or indirect control of any of our insurance subsidiaries obtain prior regulatory approval. These laws may discourage potential acquisition proposals and may delay, deter or prevent a change of control of our company, including through transactions, and in particular unsolicited transactions, that some or all of our stockholders might consider to be desirable.

Certain provisions in the notes and the indenture could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders to exercise their rights associated with a potential fundamental change or a make-whole fundamental change.

Certain provisions in the notes and the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if an acquisition event constitutes a fundamental change, holders of the notes will have the right to require us to purchase their notes in cash. In addition, if an acquisition event constitutes a make-whole fundamental change and such event occurs on or prior to December 15, 2018, we may be required to increase the conversion rate for holders who convert their notes in connection with such make-whole fundamental change. In any of these cases, and in other cases, our obligations under the notes and the indenture as well as provisions of our organizational documents and other agreements could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management. For additional information about our organizational documents and other agreements and their potential effect on transactions involving a change of control, see “Description of Common Stock.”

The notes may not be rated or may receive a lower rating than anticipated.

We do not intend to seek a rating on the notes. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the trading price of the notes and the market price of our common stock could be harmed.

In addition, the trading price of the notes is directly affected by market perceptions of our creditworthiness. Consequently, if a credit ratings agency downgrades or withdraws its rating of any of our debt, or puts us on credit watch, the trading price of the notes is likely to decline.

If securities or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline and the trading price of the notes may fall.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline and the trading price of the notes to fall. In addition, it is possible that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline and the trading price of the notes could fall.

We may be unable to pay dividends on our common stock.

The ability of our insurance subsidiaries to pay dividends is regulated and under certain circumstances, restricted, pursuant to applicable law. If our insurance subsidiaries could not pay dividends, we may not, in turn, be able to pay dividends to shareholders. In addition, the terms of our junior subordinated debentures and our credit facilities limit, in some circumstances, our ability to pay dividends on our common stock, and future financing arrangements may include prohibitions on dividends or other restrictions. For these reasons, we may be unable to pay dividends on our common stock. As of December 31, 2013, our insurance subsidiaries collectively could pay dividends to us of $473 million without prior regulatory approval. Any dividends paid by our subsidiaries would reduce their surplus.

We have a history of paying dividends to our shareholders when sufficient cash is available. However, future cash dividends will depend upon our results of operations, financial condition, cash requirements and other factors including the ability of our subsidiaries to make distributions to us, which ability is restricted in the manner discussed above. Also, we may be unable to continue to pay dividends even if the necessary financial conditions are met and if sufficient cash is available for distribution.

The notes are not protected by financial or restrictive covenants.

The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture governing the notes will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under “Description of the Notes — Recapitalizations, Reclassifications and Changes of Our Common Stock,” “Description of the Notes — Adjustment to Conversion Rate Upon Conversion in Connection With a Make-Whole Fundamental Change or Certain Redemptions,” “Description of the Notes — Purchase Rights of Holders — Fundamental Change Permits Holders to Require Us to Repurchase Notes,” and “Description of the Notes — Consolidation, Merger and Sale of Assets.” Accordingly, under the indenture, we could enter into certain transactions, such as acquisitions, refinancings or recapitalizations that could affect our capital structure and the value of the notes and common stock but would not constitute a fundamental change or a make-whole fundamental change under the terms of the notes.

Holders of the notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

Holders of the notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), until the time at which they become record holders of our common stock, but holders of the notes will be subject to all changes affecting our common stock. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes (in the case of physical settlement), or the last trading day of the applicable cash settlement averaging period (in the case of combination settlement), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock. In addition, because of the conditional conversion, and the settlement features of the notes, which would permit us to satisfy our obligation upon conversion solely in cash should we so elect to do so, you may not be able to convert your notes until September 15, 2044, and you may not receive any shares upon conversion.

USE OF PROCEEDS

The selling securityholders will receive all the proceeds from the sale of the securities sold under this prospectus. We will not receive any proceeds from the sale of these securities.

RATIO OF EARNINGS TO FIXED CHARGES

The below table indicates our ratio of earnings to fixed charges for each of the nine months ended September 30, 2014 and 2013 and the years ended December 31, 2013, 2012, 2011, 2010 and 2009. We have derived these ratios from our historical consolidated financial statements. The following should be read in conjunction with our consolidated financial statements, including the notes thereto, and the other financial information included or incorporated by reference herein.

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(1)	11.6x	12.8x	12.0x	7.7x	10.0x	14.3x	8.7x

(1)	For the purpose of determining our ratio of earnings to fixed charges, earnings consists of (i) pre-tax income from continuing operations before adjustment for income or loss from equity investees, fixed charges, distributed income of equity investees and our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges less (ii) capitalized interest and non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed and capitalized, and amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rent expense.

SELLING SECURITYHOLDERS

The following table sets forth information with respect to the selling securityholders, the notes and the common stock issuable upon conversion of the notes beneficially owned by each selling securityholder that may be offered pursuant to this prospectus. The information is based on information provided by or on behalf of the following selling securityholders to us in questionnaires and is as of the date specified by the securityholders in each questionnaire.

The number of shares of common stock issuable upon conversion of the notes shown in the table below assumes conversion of the full amount of notes held by each selling securityholder based on the initial conversion price of $75.00 per share of common stock. This conversion price is subject to adjustment in certain events. Accordingly, the number of shares of common stock issuable upon conversion of the notes may increase or decrease from time to time. Information concerning other selling securityholders will be set forth in prospectus supplements from time to time, if required.

	Principal Amount of Notes Beneficially Owned Prior to Offering(1)		Principal Amount of Notes Offered Hereby	Principal Amount of Notes to be Beneficially Owned After Offering(2)		Shares of Common Stock Beneficially Owned Prior to Offering(1)		Shares of Common Stock Offered Hereby(3)	Shares of Common Stock to be Beneficially Owned After Offering(2)
Name of Selling Securityholder	Number	Percentage(5)	Principal Amount	Principal Amount	Percentage(5)	Number	Percentage(4)	Number	Number	Percentage(6)
Citadel Equity Fund Ltd.(7)	65,732,000	28.1	34,000,000	31,732,000	13.5	1,756,643	2.3	453,333	1,303,311	1.7
Calamos Market Neutral Income Fund – Calamos Investment Trust(8)	7,821,000	3.3	3,000,000	4,821,000	2.1	226,221	*	40,000	186,221	*
Lazard Rathmore Master Fund LP(9)	5,055,000	2.2	1,530,000	3,525,000	1.5	158,674	*	20,400	138,274	*
HFR CA Lazard Rathmore Master Trust(9)	586,000	*	177,000	409,000	*	18,392	*	2,360	16,032	*
Lyxor Lazard Rathmore Fund Limited(9)	2,161,000	*	654,000	1,507,000	*	67,807	*	8,720	59,087	*
DBX Convertible Arbitrage 14 Fund(9)	518,000	*	157,000	361,000	*	16,255	*	2,093	14,162	*
LMA SPC for and on behalf of the MAP 99 Segregated Portfolio(9)	2,951,000	1.3	893,000	2,058,000	*	92,611	*	11,907	80,704	*
Highmark Limited, in respect of the segregated account Highmark Fixed Income 3(9)	1,948,000	*	589,000	1,359,000	*	61,154	*	7,853	53,301	*
Pine River Convertibles Master Fund Ltd.(10)	27,816,000	11.9	13,750,000	14,066,000	6.0	758,606	1.0	183,333	575,273	*
Pine River Deerwood Fund Ltd (11)	1,412,000	*	500,000	912,000	*	43,980	*	6,667	37,313	*
Pine River Fixed Income Master Fund(12)	15,224,000	6.5	6,000,000	9,224,000	3.9	457,265	*	80,000	377,265	*
Pine River Master Fund(13)	19,705,000	8.4	9,750,000	9,955,000	4.2	537,155	*	130,000	407,155	*
Polygon Convertible Opportunity Master Fund(14)	14,664,000	6.3	5,000,000	9,664,000	4.1	440,012	*	66,667	373,345	*

*	Less than 1%.

(1)	Because certain of the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their common stock or notes in transactions exempt from the registration requirements of the Securities Act since the date on which they provided the information presented in this table, this prospectus may not reflect the exact number of shares of common stock or notes held by each selling securityholder on the date of this prospectus. The maximum principal amount of notes that may be sold under this prospectus will not exceed $76,000,000.
(2)	For purposes of this table, we have assumed that, after completion of the offering, none of the notes or shares issuable upon conversion thereof covered by this prospectus will be held by the selling securityholders. We have also assumed that the selling securityholders will not sell any notes or shares of common stock currently held by them and not covered by this prospectus.
(3)	Assumes no adjustments to the conversion price. See “Description of the Notes — Conversion Rights — Conversion Rate Adjustments.”
(4)	Calculated based on 75,024,409 shares of our common stock outstanding as of December 1, 2014.
(5)	Calculated based on $234,257,000 aggregate principal amount of notes sold as of December 11, 2014.
(6)	Calculated based on 75,024,409 shares of our common stock outstanding as of December 1, 2014. In calculating this amount for each securityholder, we treated as outstanding the number of shares of our common stock issuable upon conversion of all of that securityholder’s notes, but we did not assume conversion of any other securityholder’s notes.
(7)	The selling securityholder has informed us that Citadel LLC has discretionary voting and investment authority over the securities owned by Citadel Equity Fund Ltd. Citadel LLC is controlled by Kenneth Griffin.
(8)	The selling securityholder has informed us that John Calamos Sr. and Gary Black exercise voting and investment power over the securities that the selling securityholder beneficially owns.
(9)	The selling securityholder has informed us that Lazard Asset Management LLC, as Investment Advisor for the selling securityholder, has voting and investment power over these securities.
(10)	The selling securityholder has informed us that Pine River Capital Management L.P. (“Pine River”) is the investment manager of Pine River Convertibles Master Ltd. Brian Taylor is the managing member of Pine River Capital Management LLC, an entity which is the general partner of Pine River. However, Mr. Taylor, Pine River and Pine River Capital Management LLC disclaim beneficial ownership in any of the securities owned by Pine River Convertibles Master Fund Ltd., other than to the extent of his or its pecuniary interest therein, and the foregoing shall not be deemed an admission that Mr. Taylor, Pine River or Pine River Capital Management LLC is the beneficial owner of such securities for purposes of Section 16 under the Exchange Act or for any other purpose.
(11)	The selling securityholder has informed us that Pine River is the investment manager of Pine River Deerwood Fund Ltd. Brian Taylor is the managing member of Pine River Capital Management LLC, an entity which is the general partner of Pine River. However, Mr. Taylor, Pine River and Pine River Capital Management LLC disclaim beneficial ownership in any of the securities owned by Pine River Deerwood Fund Ltd., other than to the extent of his or its pecuniary interest therein, and the foregoing shall not be deemed an admission that Mr. Taylor, Pine River or Pine River Capital Management LLC is the beneficial owner of such securities for purposes of Section 16 under the Exchange Act or for any other purpose.
(12)	The selling securityholder has informed us that Pine River is the investment manager of Pine River Fixed Income Master Fund Ltd. Brian Taylor is the managing member of Pine River Capital Management LLC, an entity which is the general partner of Pine River. However, Mr. Taylor, Pine River and Pine River Capital Management LLC disclaim beneficial ownership in any of the securities owned by Pine River Fixed Income Master Fund Ltd., other than to the extent of his or its pecuniary interest therein, and the foregoing shall not be deemed an admission that Mr. Taylor, Pine River or Pine River Capital Management LLC is the beneficial owner of such securities for purposes of Section 16 under the Exchange Act or for any other purpose.
(13)	The selling securityholder has informed us that Pine River is the investment manager of Pine River Master Fund Ltd. Brian Taylor is the managing member of Pine River Capital Management LLC, an entity which is the general partner of Pine River. However, Mr. Taylor, Pine River and Pine River Capital Management LLC disclaim beneficial ownership in any of the securities owned by Pine River Master Fund Ltd., other than to the extent of his or its pecuniary interest therein, and the foregoing shall not be deemed an admission that Mr. Taylor, Pine River or Pine River Capital Management LLC is the beneficial owner of such securities for purposes of Section 16 under the Exchange Act or for any other purpose.
(14)	The selling securityholder has informed us that voting and investment control over the securities held by Polygon Convertible Opportunity Master Fund is shared by Polygon Management Ltd., TFG Asset Management L.P., Polygon Global Partners LP, Polygon Global Partners LLP and Mr. Michael Humphries, each of whom disclaims beneficial ownership of such securities.

DESCRIPTION OF THE NOTES

We will issue the notes under a senior debt indenture, which we refer to as the base indenture, dated as of December 21, 2011, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to as the trustee, as supplemented by a supplemental indenture with respect to the notes to be dated as of the date of original issuance of the notes on December 15, 2014, which we refer to as the supplemental indenture. We refer to the base indenture and the supplemental indenture, collectively, as the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

You may request a copy of the indenture from us as described under “Where You Can Find More Information.”

The following description is a summary of the material provisions of the notes and (solely as it applies to the notes) the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to “AmTrust,” “we,” “our” and “us” refer only to AmTrust Financial Services, Inc. and not to its subsidiaries.

Unless otherwise indicated in this “Description of the Notes,” when we refer to the principal amount of the notes, we are referring to $1,000 principal amount at maturity of the notes (and not the accreted amount of the notes on any particular date) and when we refer to the conversion price per $1,000 principal amount of notes, we are referring to $1,000 principal amount of the notes at maturity divided by the applicable conversion rate.

General

The notes:

•	will be our general unsecured, senior obligations;

•	will initially be limited to an aggregate principal amount of $234,257,000 (of which $76,000,000 aggregate principal amount may be sold pursuant to this prospectus. See “Selling Securityholders”);

•	will bear cash interest from the date of issuance at an annual rate of 2.75% payable on June 15 and December 15 of each year, beginning on June 15, 2015;

•	will be redeemable prior to maturity at our option as described below under “— Optional Redemption”;

•	will be subject to purchase by us at the option of the holders following a fundamental change (as defined below under “— Purchase Rights of Holders — Fundamental Change Permits Holders to Require Us to Purchase Notes”), at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date;

•	will be subject to purchase by us at the option of the holders on December 15, 2024 (as described below under “— Purchase Rights of Holders — Purchase Right of Holders on Specified Date”), at a price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the purchase date;

•	will mature on December 15, 2044, unless earlier converted, repurchased or redeemed;

•	will be issued in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount in excess thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “— Book-Entry, Settlement and Clearance.”

Subject to fulfillment of certain conditions and during the periods described below, the notes may be converted at a conversion rate initially equal to 13.3333 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $75.00 per share of common stock). The conversion rate is subject to adjustment if certain events occur. See “— Conversion Rate Adjustments” and “— Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Certain Redemptions.”

We will settle the conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “— Conversion Rights — Settlement Upon Conversion.” You will not be entitled to receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture, as it relates to the notes, will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities. Other than the restrictions described under “— Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “— Purchase Rights of Holders — Fundamental Change Permits Holders to Require Us to Purchase Notes” and “— Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Certain Redemptions,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event we subsequently increase our borrowings substantially or engage in a transaction that substantially increases our debt to equity ratio (each of which would be an example of a highly leveraged transaction) or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without notice to or the consent of the holders, issue additional notes under the indenture with substantially the same terms as the notes offered hereby (other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date applicable thereto, (iv) transfer restrictions, if applicable, and (v) whether or not additional interest is payable thereon, if applicable (to the extent such additional notes are issued with a different CUSIP number than the notes)) in an unlimited aggregate principal amount; provided that no additional notes may be issued with the same CUSIP number as other notes unless it is so permitted in accordance with applicable law and such additional notes are fungible with such other notes for U.S. federal income tax purposes. We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes purchased by us will be retired and no longer outstanding under the indenture.

We do not intend to list the notes on a national securities exchange or an interdealer quotation system.

The notes will not have the benefit of a sinking fund.

Except to the extent the context otherwise requires, we use the term “note” in this prospectus to refer to $1,000 principal amount at maturity of notes. We use the term “common stock” in this prospectus to refer to our common stock, par value $0.01 per share. References in this prospectus to a “holder” or “holders” of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes.

Certain of the notes will be entitled to certain registration rights and we will, in certain circumstances, be required to pay additional interest on the notes that are registrable securities as defined in the indenture. See “— Registration Rights; Additional Interest.”

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay principal of and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. We will pay principal of any certificated notes at the office or agency designated by us for that purpose. We will pay interest on any certificated note by check mailed to the address of the registered holder of such note; provided, however, that we will pay interest to any holder of more than $2,000,0000 aggregate principal amount of certificated notes by wire transfer in immediately available funds to an account within the United States designated by such holder in a written application delivered by such person to the trustee and the paying agent not later than the record date for the relevant interest payment, which application will remain in effect until such holder notifies the trustee and paying agent, in writing, to the contrary.

We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

A holder of notes in global form may transfer its notes in accordance with the applicable procedures of the depositary and the indenture. A holder of certificated notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or repurchase upon a fundamental change.

Interest

The notes will bear cash interest at a rate of 2.75% per year until maturity. Interest on the notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, December 15, 2014. Interest will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2015.

Interest will be paid to the person in whose name a note is registered at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30- day months.

If any interest payment date, the maturity date, any fundamental change purchase date, purchase date, redemption date or conversion date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus include contingent interest, if any, payable as described under “— Contingent Interest,” and additional interest, if any, payable as described under “— Registration Rights; Additional Interest” and as the sole remedy relating to the failure to comply with our reporting obligations as described under “— Events of Default.”

Contingent Interest

Beginning with the six-month interest period commencing December 15, 2021, we will pay contingent interest during any six-month interest period if the market price of the notes for each of the 20 trading days ending on the second trading day immediately preceding the first day of the applicable six-month interest period equals or exceeds 130% of the principal amount of the notes (such interest is referred to as “contingent interest”).

During any six-month period when contingent interest shall be payable, the contingent interest payable per $1,000 principal amount of the notes will equal 0.25% of the average of the market prices for $1,000 principal amount of notes during the 20 consecutive trading day period ending on the second trading day immediately preceding the first day of the applicable six-month interest period.

The “market price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to equal the product of the last reported sale price of our common stock and the applicable conversion rate.

We will be the initial bid solicitation agent.

For purposes of this section, a “six-month interest period” shall be the period commencing on and including the interest payment date and ending on but excluding the next interest payment date.

We will notify holders of the notes prior to the beginning of any six-month interest period that they will be entitled to receive contingent interest during such six-month interest period.

Ranking

The notes will be the direct unsecured obligations of AmTrust Financial Services, Inc. and will not be guaranteed by any of our subsidiaries. The notes will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness, including amounts outstanding under our $350 million syndicated credit facility and our £235 million letter of credit facility (the “credit facilities”). The notes will be structurally subordinated to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, and will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of our assets that secure such indebtedness. The notes will also be structurally subordinated to any of our existing and future indebtedness that may be guaranteed by our subsidiaries, to the extent of any such guarantees. As of September 30, 2014, we had $30.5 million of secured indebtedness outstanding and our subsidiaries had $10.4 billion of outstanding indebtedness and other liabilities, $6.9 million of which was secured indebtedness of one of our subsidiaries to third parties, to which the notes would have ranked structurally subordinate.

We are a holding company that transacts business through our operating subsidiaries. Our primary assets are the capital stock of these operating subsidiaries. Payments from our insurance company subsidiaries pursuant to management agreements and tax sharing agreements as well as fee income we generate from providing services to third parties, are our primary sources of funds to pay our direct expenses. Our ability to pay the interest on and principal of the notes when due will largely depend upon the surplus and earnings of our subsidiaries and their ability to pay dividends to us. Payment of dividends by our insurance subsidiaries is regulated by insurance laws of various states, and the laws of certain foreign countries in which we do business (Ireland, the United Kingdom and Bermuda), including laws establishing minimum solvency and liquidity thresholds, and could be subject to contractual restrictions in the future, including those imposed by indebtedness we may incur in the future. As a result, at times, we may not be able to receive dividends from our insurance subsidiaries and may not receive dividends in amounts necessary to pay dividends on our capital stock. As of December 31, 2013, our insurance subsidiaries could pay dividends to us of $473 million without prior regulatory approval. Any dividends paid by our subsidiaries would reduce their surplus. The inability of our operating subsidiaries to pay dividends and other permitted payments in an amount sufficient to enable us to meet our cash requirements at the holding company level would have a material adverse effect on our operations.

As of September 30, 2014, our total consolidated indebtedness was $592.3 million. This $592.3 million does not include $168.0 million aggregate principal amount of a loan made by Maiden Insurance to AII in connection with a reinsurance agreement between the two parties that requires Maiden Insurance to provide sufficient collateral to secure its proportionate share of AII’s obligations. This amount is accounted for as a note payable on our balance sheet. In the event of a bankruptcy, liquidation or dissolution of us, holders of the notes will participate ratably with all holders of our unsecured senior indebtedness and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

Optional Redemption

We shall have the right, at our option, at any time on or before December 15, 2018, to redeem all or, from time to time, any part of the notes at a redemption price payable in cash equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, such redemption date if the daily VWAP is greater than or equal to 130% of the then current conversion price for each of at least twenty (20) trading days in the thirty (30) consecutive trading days ending on, and including, the trading day prior to the mailing of the notice of redemption. If we elect to redeem all or part of the notes prior to December 15, 2018, the conversion rate for any notes converted in connection with such redemption will be increased as set forth under “Description of the Notes — Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Certain Redemptions.”

We shall have the right, at our option, at any time after December 15, 2018, to redeem all or, from time to time, any part of the notes at a redemption price payable in cash equal to the accreted amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, such redemption date. The accreted amount of the notes shall be the amount set forth in the following table per $1,000 principal amount of notes, expressed as a percentage of the principal amount of the notes, as of the specified dates during the period from the closing date through the maturity date:

		Accreted Price
Period	Date	As % of Par	Dollars
0.0	December 15, 2014	90.00%	$900
0.5	June 15, 2015	90.48%	$905
1.0	December 15, 2015	90.95%	$910
1.5	June 15, 2016	91.43%	$914
2.0	December 15, 2016	91.92%	$919
2.5	June 15, 2017	92.40%	$924
3.0	December 15, 2017	92.89%	$929
3.5	June 15, 2018	93.38%	$934
4.0	December 15, 2018	93.87%	$939
4.5	June 15, 2019	94.37%	$944
5.0	December 15, 2019	94.87%	$949
5.5	June 15, 2020	95.37%	$954
6.0	December 15, 2020	95.87%	$959
6.5	June 15, 2021	96.38%	$964
7.0	December 15, 2021	96.89%	$969
7.5	June 15, 2022	97.40%	$974
8.0	December 15, 2022	97.91%	$979
8.5	June 15, 2023	98.43%	$984

		Accreted Price
Period	Date	As % of Par	Dollars
9.0	December 15, 2023	98.95%	$990
9.5	June 15, 2024	99.47%	$995
10.0	December 15, 2024	100.00%	$1,000
10.5	June 15, 2025	100.00%	$1,000
11.0	December 15, 2025	100.00%	$1,000
11.5	June 15, 2026	100.00%	$1,000
12.0	December 15, 2026	100.00%	$1,000
12.5	June 15, 2027	100.00%	$1,000
13.0	December 15, 2027	100.00%	$1,000
13.5	June 15, 2028	100.00%	$1,000
14.0	December 15, 2028	100.00%	$1,000
14.5	June 15, 2029	100.00%	$1,000
15.0	December 15, 2029	100.00%	$1,000
15.5	June 15, 2030	100.00%	$1,000
16.0	December 15, 2030	100.00%	$1,000
16.5	June 15, 2031	100.00%	$1,000
17.0	December 15, 2031	100.00%	$1,000
17.5	June 15, 2032	100.00%	$1,000
18.0	December 15, 2032	100.00%	$1,000
18.5	June 15, 2033	100.00%	$1,000
19.0	December 15, 2033	100.00%	$1,000
19.5	June 15, 2034	100.00%	$1,000
20.0	December 15, 2034	100.00%	$1,000
20.5	June 15, 2035	100.00%	$1,000
21.0	December 15, 2035	100.00%	$1,000
21.5	June 15, 2036	100.00%	$1,000
22.0	December 15, 2036	100.00%	$1,000
22.5	June 15, 2037	100.00%	$1,000
23.0	December 15, 2037	100.00%	$1,000
23.5	June 15, 2038	100.00%	$1,000
24.0	December 15, 2038	100.00%	$1,000
24.5	June 15, 2039	100.00%	$1,000
25.0	December 15, 2039	100.00%	$1,000
25.5	June 15, 2040	100.00%	$1,000
26.0	December 15, 2040	100.00%	$1,000
26.5	June 15, 2041	100.00%	$1,000
27.0	December 15, 2041	100.00%	$1,000
27.5	June 15, 2042	100.00%	$1,000
28.0	December 15, 2042	100.00%	$1,000
28.5	June 15, 2043	100.00%	$1,000
29.0	December 15, 2043	100.00%	$1,000
29.5	June 15, 2044	100.00%	$1,000
30.0	December 15, 2044	100.00%	$1,000

If any date where the accreted amount must be determined for purposes of the indenture is between two consecutive dates set forth above, the accreted amount will be determined by a straight-line interpolation between the accreted amount set forth for such two dates, based on a 365-day year.

Notwithstanding the foregoing, and anything to the contrary in the indenture or the notes, (i) if the redemption date with respect to a note is after a regular record date for the payment of an installment of interest and on or before the corresponding interest payment date, then accrued and unpaid interest on such note to, but excluding, such redemption date shall be paid, on such redemption date, to the holder of such note at the close of business on such regular record date, and the holder surrendering such note for redemption shall not be entitled to any such interest unless such holder was also the holder of record of such note at the close of business on such regular record date and (ii) in no event shall we redeem any notes at a time when we have failed to pay interest on the notes and such failure to pay is continuing.

We will provide notice of any redemption not more than 50, and not less than 30, scheduled trading days prior to the related redemption date. Such notice shall state, among other things, any change in the settlement method we have previously selected with respect to notes converted in connection with such redemption and the conversion rate and, if applicable, the adjustment to the conversion rate.

Conversion Rights

General

Prior to the close of business on the business day immediately preceding September 15, 2044, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “— Conversion Upon Satisfaction of Sale Price Condition,” “— Conversion Upon Satisfaction of Trading Price Condition,” and “— Conversion Upon Specified Corporate Events.” On or after September 15, 2044, holders may convert each of their notes at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date irrespective of the foregoing conditions.

The conversion rate will initially equal 13.3333 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $75.00 per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “— Settlement Upon Conversion.” If we satisfy our conversion obligation in solely cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below under “— Settlement Upon Conversion” ) calculated on a proportionate basis for each trading day in a 25 trading day cash settlement averaging period (as defined below under “— Settlement Upon Conversion”). The trustee will initially act as the conversion agent.

The conversion rate and the equivalent conversion price per $1,000 principal amount of the notes at maturity in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. A holder may convert less than the entire principal amount of its notes so long as the principal amount of each note that remains outstanding that is not converted in full equals $1,000 principal amount at maturity or an integral multiple of $1,000 principal amount at maturity in excess thereof.

If a holder of notes has submitted notes for purchase by us upon a fundamental change or on December 15, 2024, the holder may convert those notes only if that holder first withdraws its purchase notice.

Upon conversion of a note, you will not receive any separate cash payment for accrued and unpaid interest thereon (including original issue discount), if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of fractional shares as described under “— Settlement Upon Conversion.” Our payment or delivery, as the case may be, to you of the amount of cash, number of shares of our common stock or the combination of cash and shares of our common stock, if applicable, together with any cash payment for any fractional share, as the case may be, into which your note is convertible, will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest (including original issue discount), if any, on the note, to, but not including, the conversion date.

As a result, accrued and unpaid interest (including original issue discount), if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of a note into a combination of cash and shares of our common stock, accrued and unpaid interest (including original issue discount) will be deemed to be paid first out of any cash paid upon such conversion.

Notwithstanding the preceding paragraph, if the notes are converted in connection with a redemption prior to December 15, 2018 as described in the first paragraph under “— Optional Redemption,” a holder will receive, in addition to the cash and shares of common stock, if any, due upon conversion, a cash payment representing accrued and unpaid interest to the conversion date; provided that no such payment shall be required to be made if such conversion occurs after a record date and on or prior to the next succeeding interest payment date and such accrued and unpaid interest is paid in accordance with the paragraph below.

Notwithstanding the preceding two paragraphs, if notes are converted after 5:00 p.m., New York City time, on a record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from 5:00 p.m., New York City time, on any record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•	for conversions following the record date immediately preceding the maturity date;

•	if we have specified a fundamental change purchase date that is after a record date and on or prior to the business day immediately following the corresponding interest payment date;

•	if we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion thereof, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion into an amount of cash and a number of shares of our common stock, if any, under the following circumstances:

Conversion Upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding September 15, 2044, holders may surrender their notes for conversion during any fiscal quarter commencing after December 31, 2014 (and only during such fiscal quarter), if the daily VWAP of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day.

The “last reported sale price” of our common stock on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization.

If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and last ask prices for our common stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. Any such determination will be conclusive absent manifest error.

“Trading day” means a scheduled trading day on which (i) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded and (ii) there is no market disruption event. If our common stock is not so listed or traded, “trading day” means a “business day.” For purposes of this “— Conversion Upon Satisfaction of Sale Price Condition,” “market disruption event” means, if our common stock is listed for trading on The NASDAQ Global Select Market or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock.

Conversion Upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding September 15, 2044, a holder of notes may surrender all or a portion of its notes for conversion during the five business day period after any five consecutive trading day period, which we refer to as the measurement period, in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on such trading day.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. Any such determination will be conclusive absent manifest error. If (i) we do not so instruct the bid solicitation agent to obtain bids when required, or the bid solicitation agent fails to solicit bids when required, (ii) we are acting as bid solicitation agent and we fail to obtain bids when so required or (iii) the trading price is otherwise not determined as required, the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate on each day we or it fails to do so. We will be the initial bid solicitation agent.

For purposes of the foregoing, the bid solicitation agent (if other than us) shall have no obligation to solicit secondary market bid quotations for the notes for purposes of this subsection unless we have requested it to do so; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall, or shall instruct the bid solicitation agent to (if the bid solicitation agent is other than us), determine the trading price per $1,000 principal amount of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).

Conversion Upon Specified Corporate Events

Certain Distributions

If we elect to:

•	issue to all or substantially all holders of our common stock rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of such issuance; or

•	distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors, or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution;

we must notify the holders of the notes at least 30 scheduled trading days prior to the ex-dividend date (as defined herein) for such issuance or distribution. Holders may surrender their notes for conversion at any time during the period beginning on the 30th scheduled trading day immediately prior to the ex-dividend date for such issuance or distribution and ending on the earlier of (i) 5:00 p.m., New York City time, on the business day immediately preceding such ex-dividend date or (ii) our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time. A holder may not convert any of its notes based on this conversion contingency if we provide that holders of the notes shall participate, at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in the relevant transaction described above without having to convert their notes as if they held a number of shares of common stock equal to the applicable conversion rate multiplied by the principal amount (expressed in thousands) of notes held by such holder.

Certain Corporate Events

If (i) a transaction or event that constitutes a “make-whole fundamental change” (as defined under “— Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Certain Redemptions”) occurs or (ii) we are a party to (a) a consolidation, merger or binding share exchange, pursuant to which our common stock would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of our assets, the notes may be surrendered for conversion at any time from or after the date which is 20 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until the close of business, (i) if such transaction or event is a fundamental change, on the business day immediately preceding the related fundamental change purchase date and (ii) otherwise, on the 35th business day immediately following the effective date of such transaction or event. We will notify holders and the trustee of such a transaction:

•	as promptly as practicable following the date we publicly announce such transaction but in no event less than 20 scheduled trading days prior to the anticipated effective date of such transaction; or

•	if we do not have knowledge of such transaction at least 20 scheduled trading days prior to the anticipated effective date of such transaction, within two business days of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.

Conversions Upon Notice of Redemption

If we call any or all of the notes for redemption, a holder may surrender any or all of its notes for conversion which have been called for redemption at any time prior to the close of business on the third scheduled trading day prior to the related redemption date, even if the notes are not otherwise convertible at such time, after which time a holder’s right to convert will expire unless we default in the payment of the redemption price.

Conversions on or After September 15, 2044

On or after September 15, 2044, a holder may convert any of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We refer to the date you comply with the relevant procedures for conversion described above and any other procedures for conversion set forth in the indenture as the “conversion date.” If a holder has already delivered a fundamental change purchase notice or a purchase notice as described under “— Purchase Rights of Holders” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Settlement Upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash, which we refer to as cash settlement, shares of our common stock, which we refer to as physical settlement, or a combination of cash and shares of our common stock, which we refer to as combination settlement, as described below. We refer to each of these settlement methods as a “settlement method.”

We will, from time to time, make an election with respect to the settlement method and the specified dollar amount (as defined below), if applicable, that we choose to satisfy our obligation upon conversion, which election shall be effective until we provide notice of an election of a different settlement method or specified dollar amount, as applicable. However, we will always use the same settlement method and specified dollar amount, if applicable, for all conversions occurring on any given conversion date. We will initially be deemed to have elected combination settlement and a specified dollar amount equal to $1,000. It is our current intent and policy to settle conversions through combination settlement with a specified dollar amount equal to $1,000. If we elect a different settlement method of our conversion obligation and/or reset the specified dollar amount in the future, we will provide to all holders of the notes, the trustee and the conversion agent a notice of the newly chosen settlement method and/or specified dollar amount, as applicable, and the effective date of such newly chosen method and/or specified dollar amount; provided that such effective date may be no earlier than the second trading day preceding the date on which we provide such notice. If the newly chosen settlement method is combination settlement and we fail to specify a specified dollar amount in our notice of such newly chosen settlement method, we will be deemed to have elected that the specified dollar amount will equal $1,000. Simultaneously with providing such notice, we will issue a press release containing the relevant information and make such information available on our website. We may not change a settlement method or the specified dollar amount after the 30th scheduled trading day preceding the maturity date or, with respect to notes converted in connection with a redemption, after we have provided a notice of redemption of the notes. Prior to such date, we will have the right to irrevocably elect combination settlement with a specified dollar amount equal to $1,000 by delivering notice to all holders of the notes, the trustee and the conversion agent and issuing a press release containing the relevant information and make such information available on our website. Following such irrevocable election, we will not have the right to change the settlement method.

Settlement amounts will be computed as follows:

•	if we elect physical settlement, we will deliver to the converting holder a number of shares of common stock equal to the product of (i) the aggregate principal amount of notes to be converted, divided by $1,000 and (ii) the applicable conversion rate;

•	if we elect cash settlement, we will deliver to the converting holder, in respect of each $1,000 principal amount of notes being converted, cash in an amount equal to the sum of the daily conversion values for each of the 25 consecutive trading days during the related cash settlement averaging period; and

•	if we elect combination settlement, we will deliver to the converting holder, in respect of each $1,000 principal amount of notes being converted, a “settlement amount” equal to the sum of the daily settlement amounts for each of the 25 consecutive trading days during the cash settlement averaging period.

The “daily settlement amount,” for any of the 25 consecutive trading days during a cash settlement averaging period, shall consist of:

•	cash equal to the lesser of (i) the amount of cash specified, or deemed specified, in the notice indicating our chosen settlement method (the “specified dollar amount” ) divided by 25 (such quotient being referred to as the “daily specified dollar amount” ) and (ii) the daily conversion value for such trading day; and

•	if the daily conversion value exceeds the daily specified dollar amount, a number of shares of common stock equal to (i) the difference between the daily conversion value and the daily specified dollar amount, divided by (ii) the daily VWAP for such trading day.

“Daily conversion value” means, for any of the 25 consecutive trading days during a cash settlement averaging period, one-twenty-fifth (1/25th) of the product of (i) the applicable conversion rate and (ii) the daily VWAP on such trading day.

“Daily VWAP” means, for any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AFSI.Q<equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Cash settlement averaging period” with respect to any note means:

•	subject to the immediately following bullet, the 25 consecutive trading day period beginning on, and including, the third trading day immediately following the related conversion date;

•	if the relevant conversion date occurs after the date of an issuance of a redemption notice and on or prior to the third scheduled trading day immediately preceding the related redemption date, the 25 consecutive trading day period beginning on, and including, the 27th scheduled trading day preceding the redemption date; and

•	subject to the immediately preceding bullet, for any note having a conversion date occurring during the period beginning on, and including, the 30th scheduled trading day preceding the maturity date, and ending at 5:00 p.m., New York City time, on the second scheduled trading day immediately prior to the maturity date, the 25 consecutive trading days beginning on, and including, the 27th scheduled trading day prior to the maturity date or, if such day is not a trading day, the immediately following trading day.

For the purposes of determining amounts due upon conversion only, “trading day” means a scheduled trading day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a United States national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal United States national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

For the purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the principal United States national or regional securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

We will deliver the consideration due in respect of conversion (i) no later than the third business day immediately following the relevant conversion date if we elect physical settlement; provided that for all such conversions occurring on or after the 30th scheduled trading day immediately preceding the maturity date or any redemption date, we will deliver our conversion obligation on the maturity date or such redemption date and, (ii) except to the extent otherwise provided under “— Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Certain Redemptions,” no later than the third business day immediately following the last trading day of the relevant cash settlement averaging period, in the case of any other settlement method (and delivery on such third business day shall be deemed timely and shall not result in any default under the notes even if such business day occurs after the maturity date of the notes).

We will deliver cash in lieu of any fractional share of common stock issuable upon conversion (i) based on the daily VWAP of the common stock on the relevant conversion date or, if such conversion date is not a trading day, the immediately preceding trading day (if we elect physical settlement), or (ii) based on the daily VWAP on the last trading day of the relevant cash settlement averaging period (in the case of any other method). We will calculate the whole number of shares and the amount of any fractional share due upon conversion of a note based on the entire principal amount of such note that is converted.

Each conversion will be deemed to have been effected as to any notes surrendered for conversion at the close of business on the conversion date; provided, however, that, except to the extent provided below under “— Conversion Rate Adjustments,” the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (if we elect physical settlement) or the last trading day of the applicable cash settlement averaging period (in the case of combination settlement).

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held, in respect of each $1,000 principal amount of notes, a number of shares of common stock equal to the applicable conversion rate.

(1)	If we exclusively issue shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and

OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors, or a committee thereof, determines not to pay such dividend or distribution to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)	If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	OS1 + X
OS0 + Y

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of common stock are not delivered upon the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For purposes of this clause (2) and for purposes of the provisions set forth above under “— Conversion Upon Specified Corporate Events,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share less than such average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors, or a committee thereof.

(3)	If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply; then the conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by our board of directors, or a committee thereof) of the shares of capital stock, evidences of indebtedness, other assets, or property of ours or rights, options or warrants to acquire our capital stock or other securities distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to any subsidiary other business unit of ours, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange or a reasonably comparable non-U.S. equivalent, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;

CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such spin-off;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “— Conversion Upon Satisfaction of Sale Price Condition” as if reference therein to our common stock were to such capital stock or similar equity interest) over the first ten (10) consecutive trading-day period after, and including, the effective date of the spin-off (the “valuation period”); and

MP0 = the average of the last reported sale prices of our common stock over the valuation period.

If the first trading day of the relevant cash settlement averaging period (in the case of a conversion to which cash or combination settlement is applicable) or the conversion date (in the case of a conversion to which physical settlement is applicable) occurs after the first trading day of the valuation period for a spin-off, but on or before the last trading day of the valuation period for such spin-off, the valuation period for determining the conversion rate applicable to such conversion shall be deemed to end on the trading day immediately preceding the first trading day of the relevant cash settlement averaging period, or the conversion date (as the case may be). If, however, the first trading day of the relevant cash settlement averaging period (in the case of a conversion to which cash or combination settlement is applicable) or the conversion date (in the case of a conversion to which physical settlement is applicable) is on the first trading day of the valuation period for a spin-off, then the valuation period shall be one trading day, with the reference in the above definition of “FMV0” to ten (10) trading days being deemed replaced with a reference to one (1) trading day; provided further, that if one or more trading days of any cash settlement averaging period (in the case of a conversion to which cash or combination settlement is applicable) or the conversion date (in the case of a conversion to which physical settlement is applicable) occurs on or after the ex-dividend date for a spin-off, but on or prior to the first trading day of the valuation period, then such cash settlement averaging period will be suspended on the first such trading day and will resume on the second trading day of the valuation period for such spin-off, or such conversion date will be deemed to occur on the second trading of the valuation period for such spin-off, as applicable, with references in the above definition of “FMV0” to ten (10) trading days being deemed replaced with a reference to one (1) trading day.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, other than a regular quarterly cash dividend that does not exceed $0.25 per share (the “dividend threshold” ) the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – C

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 = the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C = the amount in cash per share that we distribute to holders of our common stock in excess of the dividend threshold; provided that if the dividend is not a regular quarterly cash dividend, the dividend threshold will be deemed to be zero.

The dividend threshold will be adjusted, in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the dividend threshold for any adjustment to the conversion rate under this clause (4).

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes it holds, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution. Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors, or a committee thereof, determines not to pay such dividends or distributions, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5)	If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date” ), the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the expiration date;

CR1 = the conversion rate in effect immediately after the close of business on the expiration date;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors, or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the expiration time of the tender or exchange offer on the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 = the number of shares of our common stock outstanding immediately after the expiration time of the tender or exchange offer on the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the last reported sale prices of our common stock over the ten (10) consecutive trading-day period commencing on the trading day next succeeding the expiration date (the “averaging period” ).

If the first trading day of the relevant cash settlement averaging period (in the case of a conversion to which cash or combination settlement is applicable) or the conversion date (in the case of a conversion to which physical settlement is applicable) occurs after the first trading day of the averaging period for a tender offer or exchange offer, but on or before the last trading day of the averaging period for such tender offer or exchange offer, the averaging period for determining the conversion rate applicable to such conversion shall be deemed to end on the trading day immediately preceding the first trading day of the relevant cash settlement averaging period, or the conversion date (as the case may be). If, however, first trading day of the relevant cash settlement averaging period (in the case of a conversion to which cash or combination settlement is applicable) or the conversion date (in the case of a conversion to which physical settlement is applicable) is on the first trading day of the averaging period for a tender offer or exchange offer, then the averaging period shall be one trading day, and the reference in the above definition of “SP1” to “ten (10)” shall be deemed replaced with a reference to “one (1).” If a holder converts a note when physical settlement is applicable to such note and any conversion rate adjustment described above has become effective on or prior to the applicable conversion date, but the holder will be entitled to participate in the event giving rise to such adjustment on account of the shares it receives upon conversion of such note, then, notwithstanding anything to the contrary herein, we will calculate our conversion obligation to such holder as if such conversion rate adjustment had not been required under the indenture (and treat such holder as entitled to participate in such event on account of the shares it receives upon conversion of such note).

Notwithstanding anything to the contrary herein, if a holder converts a note when combination settlement is applicable to such note and the daily settlement amount for any trading day during the cash settlement averaging period applicable to such note:

•	is calculated based on a conversion rate adjusted on account of any event described in clauses (1) through (5) above; and

•	includes any shares of our common stock that, but for this provision, would entitle their holder to participate in such event;

then, although we will otherwise treat such holder as the holder of record of such shares of our common stock on the last trading day of such cash settlement averaging period, we will not permit such holder to participate in such event on account of such shares of our common stock.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, except to the extent of any readjustment to the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a reverse share split, share combination or readjustment).

“Ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

To the extent permitted by applicable law, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors, or a committee thereof, determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Consequences.”

We do not currently have a rights plan in effect. If you convert a note, to the extent that we have a rights plan in effect, if physical settlement applies to your note, on the conversion date for your note, and, if combination settlement applies to your note, on any trading day in the cash settlement averaging period applicable to your note, you will receive, in addition to any shares of common stock received in connection with such conversion on such conversion date or on such trading day, as the case may be, the rights under the rights plan, unless prior to such conversion date or trading day, as the case may be, the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

•	on account of stock repurchases that are not tender offers referred to in clause (5) above, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by our board of directors, or a committee thereof, or otherwise;

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of the common stock;

•	for accrued and unpaid interest, if any; or

•	for an event otherwise requiring an adjustment, as described herein, if such event is not consummated.

In addition, before taking any action which would cause an adjustment to the conversion rate such that the conversion price would be reduced below the then par value, if any, of the shares of common stock issuable upon conversion of the notes, we will take all corporate action which may, in the opinion of counsel, be necessary so that we may validly and legally issue shares of such common stock at such adjusted conversion rate.

Notwithstanding anything to the contrary herein, except on and after the first trading day of any cash settlement averaging period with respect to a note and on or prior to the last trading day of such cash settlement averaging period, we will not be required to adjust the conversion rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the effective date for any make-whole fundamental change, (ii) a redemption date and (iii) in the case of any note to which physical settlement applies, upon the conversion date, and in the case of a note to which cash or a combination settlement applies, on the first trading day of the applicable cash settlement averaging period. In addition, we shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment is made pursuant to (1) above under “— Conversion Rights — Conversion Rate Adjustments”);

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•	any statutory share exchange;

and, in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert each $1,000 principal amount of notes based on a number of shares of common stock equal to the conversion rate will be changed into a right to convert such principal amount of notes based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof), which stock, other securities or other property or assets we refer to as the reference property, that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid and delivered, as the case may be upon conversion of the notes, as described above under “— Conversion Rights — Settlement Upon Conversion,” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “— Conversion Rights — Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “— Conversion Rights — Settlement Upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of the amount and kind of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and type of reference property that a holder of one or more shares would have been entitled to receive in such transaction (and into which the notes will be convertible) will be deemed to be based on the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

In connection with any transaction described above, we will also adjust the dividend threshold (as described under “— Conversion Rate Adjustments”) based on the number of shares of common stock comprising the reference property and (if applicable) the value of any non-stock consideration comprising the reference property. If the reference property is comprised solely of non-stock consideration, the dividend threshold will be zero.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs or any function thereof, including the number of shares that would be deliverable, over a span of multiple days (including during a cash settlement averaging period), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the effective date, ex-dividend date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs or functions thereof, including the number of shares that would be deliverable, are to be calculated.

Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Certain Redemptions

If (i) an event occurs that is a fundamental change (as defined below and determined after giving effect to any exceptions, exclusions and provisos to such definition) or would be a fundamental change, but for the exclusion in section (i) of clause (2) of the definition thereof (any such event, a “make-whole fundamental change”) on or prior to December 15, 2018 or (ii) we redeem all or any portion of the notes on or prior to December 15, 2018 as described in the first paragraph under “— Optional Redemption,” and a holder elects to convert its notes in connection with such make-whole fundamental change or notes called for redemption in connection with such redemption, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock, which we refer to as the additional shares, as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the fundamental change up to, and including, the close of business on the business day immediately prior to the related fundamental change purchase date, or, if such make-whole fundamental change is not also a fundamental change, the 35th business day immediately following the effective date for such make-whole fundamental change. A conversion shall be deemed to be “in connection with” a redemption if the notice of conversion of the notes is received by the conversion agent from, and including, the date of the notice of redemption and prior to the close of business on the third scheduled trading day prior to the related redemption date. Notwithstanding anything to the contrary in the indenture or the notes, in the event that a conversion may be deemed to be both “in connection with” a make-whole fundamental change and “in connection with” a redemption described in the first paragraph under “— Optional Redemption,” such conversion will be deemed to be “in connection” with a make-whole fundamental change and not “in connection with” a redemption described in the first paragraph under “— Optional Redemption.”

Upon surrender of notes for conversion in connection with a fundamental change or a redemption, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement as described under “— Conversion Rights — Settlement Upon Conversion.” Notwithstanding anything to the contrary herein, if the consideration paid for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount equal to the applicable conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. Otherwise, we will settle any conversion of notes following the effective date of a make-whole fundamental change as described above under “— Conversion Rights — Settlement Upon Conversion.” We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which (i) with respect to a make-whole fundamental change occurring on or prior to December 15, 2018, the make-whole fundamental change occurs or becomes effective or (ii) with respect to any conversion in connection with a redemption on or prior to December 15, 2018 as described in the first paragraph under “— Optional Redemption”, the date on which we provide the related notice of redemption to holders, which, in either case, we refer to as the effective date, and the stock price, determined as described in this paragraph. If the holders of our common stock receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be (i) for any other make-whole fundamental change, the average of the last reported sale prices of our common stock over the ten trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change and (ii) with respect to any conversion in connection with a redemption described in the first paragraph under “— Optional Redemption”, the average of the last reported sale prices of our common stock over the ten consecutive trading days ending two trading days prior to the date on which we provide the related notice of redemption to holders. The conversion rate shall not be subject to increase under this section if the effective date of a make-whole fundamental change or a redemption date occurs after December 15, 2018.

On and prior to December 15, 2018, the stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise required to be adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate is required to be adjusted as set forth under “— Conversion Rights — Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which we will increase the conversion rate for a holder that converts its notes in connection with a make-whole fundamental change or with a redemption described in the first paragraph under “— Optional Redemption” having the stock price and effective date set forth below:

	Stock Price
Effective Date	$57.77	$60.00	$64.00	$67.50	$75.00	$82.50	$90.00	$97.50	$110.00	$130.00	$150.00	$175.00
December 15, 2014	2.2457	2.8054	2.7150	2.7315	2.3369	1.9087	1.4287	1.1112	0.8354	0.5444	0.3700	0.2560
December 15, 2015	2.4107	2.6822	2.3701	2.1925	1.7531	1.4319	1.0718	0.8336	0.6267	0.4084	0.2776	0.1921
December 15, 2016	2.5775	2.5587	2.0242	1.6520	1.1677	0.9537	0.7139	0.5552	0.4174	0.2720	0.1849	0.1279
December 15, 2017	2.7460	2.4355	1.6794	1.1130	0.5838	0.4769	0.3569	0.2776	0.2087	0.1360	0.0924	0.0640
December 15, 2018	2.9163	2.3123	1.3345	0.5739	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is greater than $175.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; or

•	if the stock price is less than $57.77 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased on account of a make-whole fundamental change or a redemption described in the first paragraph under “— Optional Redemption” to exceed 17.3100 shares of common stock per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate is required to be adjusted as set forth under “— Conversion Rights — Conversion Rate Adjustments.” Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof could be subject to general equity principles including principles of reasonableness and equitable remedies.

Purchase Rights of Holders

Fundamental Change Permits Holders to Require Us to Purchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion thereof such that the principal amount that remains outstanding of each note that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof. The price we are required to pay, which we refer to as the fundamental change purchase price, will be equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, if any, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased). The fundamental change purchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below. Any notes purchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)	any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than us or our subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing (i) more than 70% of the voting power of our common equity, in the case of any person or group that includes the permitted holders (as defined below) or (ii) more than 50% of the voting power of our common equity, in the case of any other person or group;

(2)	the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between us and another person (other than our subsidiaries), in each case pursuant to which the common stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of our common equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event or (ii) effected solely to change our jurisdiction of incorporation or to form a holding company for us and that results in a share exchange or reclassification or similar exchange of the outstanding common stock solely into common shares of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of our assets and our subsidiaries, on a consolidated basis, to another person (other than any of our subsidiaries); provided, however, that the exceptions set forth in (i) and (ii) above shall not apply to any transaction where the surviving entity is not a corporation organized under the laws of the United States of America, any state thereof, or the District of Columbia (a, “non-U.S. merger event”);

(3)	our shareholders approve any plan or proposal for the liquidation or dissolution of us (other than in a transaction described in clause (2) above); or

(4)	our common stock ceases to be listed on The NASDAQ Global Select Market or The New York Stock Exchange (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, other than a non-U.S. merger event, if at least 90% of the consideration received or to be received by holders of the common stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “fundamental change” consists of shares of common stock or common equity interests (or American Depository Receipts in respect of common equity interests) that are traded on The NASDAQ Global Select Market or The New York Stock Exchange (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a fundamental change under clause (1) or (2) of the definition thereof, which we refer to as publicly traded securities, and as a result of such transaction or transactions, the notes become convertible into or based on such publicly traded securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of “— Conversion Rights — Settlement Upon Conversion,” “— Conversion Rights — Conversion Rate Adjustments” and “— Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Certain Redemptions”), such event shall not be a “fundamental change” and, for the avoidance of doubt, an event that is not considered a fundamental change pursuant to this proviso shall not be a fundamental change solely because such event could also be described by clause (1) or (2) above.

For purposes of the preceding paragraph:

“permitted holders” means, collectively, (a) George Karfunkel and his permitted related persons (as defined below), (b) Michael Karfunkel and his permitted related persons, and (c) Barry D. Zyskind and his permitted related persons;

“permitted related persons” means, with respect to any individual, (a) the family members (as defined below) of such individual, (b) the family trusts (as defined below) of such individual and the controlled entities (as defined below) of such family trusts and (c) the controlled charitable foundations (as defined below) of such individual;

“family member” means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual;

“family trusts” means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of such individual or family members of such individual and in respect of which such individual or a family member of such individual serves as trustee or in a similar capacity and has sole control;

“controlled entities” means, with respect to any family trust, the corporations, limited liability companies, trusts, partnerships or other similar entities that are assets of such family trust and are controlled by such family trust; and

“controlled charitable foundations” means, with respect to any individual, charitable foundations that are controlled by such individual.

On or before the 20th calendar day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	if applicable, the name and address of the paying agent and the conversion agent;

•	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

•	if applicable, that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change purchase right, you must deliver, on or before the second business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent if the notes are certificated. Your purchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for purchase;

•	the portion of the principal amount of notes to be purchased, which must be such that the principal amount that remains outstanding of each note that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, you must comply with DTC’s procedures for tendering interests in global notes.

No notes may be purchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors — Risks Related to the Notes and our Common Stock — We may not have the ability to raise the funds necessary to finance any required purchases of the notes upon the occurrence of a “fundamental change,” which would constitute an event of default under our indenture.” If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

The fundamental change purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

Purchase Right of Holders on Specified Date

On December 15, 2024 (the “purchase date”), you will have the right, at your option, to require us to purchase for cash any or all of your notes, or any portion thereof such that the principal amount that remains outstanding of each note that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof, at a price, which we refer to as the purchase price, equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the purchase date (unless the purchase date is after a record date and on or prior to the interest payment date to which such record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such record date and the purchase price will be equal to 100% of the principal amount of the notes to be purchased). Any notes purchased by us will be paid for in cash.

On or before the 20th calendar day before the purchase date, we will provide to all holders of the notes and the trustee and paying agent a notice of the purchase right. Such notice shall state, among other things:

•	the purchase price;

•	the purchase date;

•	the last date on which a holder may exercise the purchase right

•	the name and address of the paying agent;

•	if applicable, that the notes with respect to which a purchase notice has been delivered by a holder may be converted only if the holder withdraws the purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the purchase right, you must deliver, on or before the second business day immediately preceding the purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Purchase Notice” on the reverse side of the notes duly completed, to the paying agent if the notes are certificated. Your purchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for purchase;

•	the portion of the principal amount of notes to be purchased, which must be such that the principal amount that remains outstanding of each note that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, you must comply with DTC’s procedures for tendering interests in global notes.

No notes may be purchased at the option of holders on the purchase date if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the purchase price with respect to such notes).

General Purchase Procedures

You may withdraw any fundamental change purchase notice or purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change purchase date or purchase date, as applicable. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, of each note that remains subject to the purchase notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof.

We will be required to purchase the notes on the fundamental change purchase date or the purchase date, as the case may be, subject to extensions to comply with applicable law. You will receive payment of the fundamental change purchase price or purchase price, as applicable, on the later of (i) the fundamental change purchase date or purchase date, as applicable, or (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change purchase price or purchase price, as applicable, of the notes on the fundamental change purchase date or purchase date, as applicable, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price or purchase price, as applicable, and previously accrued and unpaid interest upon delivery or transfer of the notes).

In connection with any purchase offer pursuant to a fundamental change purchase notice or a purchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	comply with any other U.S. federal or state securities laws applicable to us in connection with such repurchase offer.

Consolidation, Merger and Sale of Assets

The indenture provides that we shall not amalgamate or consolidate with, merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless (i) the resulting, surviving or transferee person (if not us) shall expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture with respect to the notes. Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease. At our election, this requirement will not apply to any conveyance, transfer or lease of our properties and assets substantially as an entirety to one or more of our subsidiaries, and in the event of any such election the notes will remain convertible based on the common stock of AmTrust Financial Services, Inc. subject to the provisions described under the heading “— Recapitalizations, Reclassifications and Changes of Our Common Stock.”

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the notes of such holder as described above.

Tax Additional Amounts

We will pay any amounts due with respect to the notes without deduction or withholding for any and all present and future withholding taxes, levies, imposts and charges (a “withholding tax” ) imposed by or for the account of any jurisdiction, other than the United States, any State thereof or the District of Columbia, in which we may become resident for tax purposes or any political subdivision or taxing authority of such jurisdiction (the “Taxing Jurisdiction” ) as a result of any merger, consolidation, amalgamation or other transaction described under “— Consolidation, Merger and Sale of Assets,” unless such withholding or deduction is required by law. If such deduction or withholding is at any time required, we will (subject to compliance by you with any relevant administrative requirements) pay you additional amounts as will result in your receipt of such amounts as you would have received had no such withholding or deduction been required.

If the Taxing Jurisdiction requires us to deduct or withhold any of these taxes, levies, imposts or charges, we will (subject to compliance by the holder of a note with any relevant administrative requirements) pay these additional amounts in respect of any principal amount, fundamental change purchase price, purchase price, redemption price or interest payable at maturity, any interest payment date, upon conversion, a fundamental change purchase date, purchase date, redemption date or otherwise, as applicable, in each case in accordance with the terms of the notes and the indenture, as may be necessary so that the net amounts paid to the holder or the trustee after such deduction or withholding will equal the principal amount, fundamental change purchase price, purchase price, redemption price and interest, on the notes. However, we will not pay any additional amounts in the following instances:

•	if any withholding would not be payable or due but for the fact that (1) the holder of a note (or a fiduciary, settlor, beneficiary of, member or shareholder of, the holder, if the holder is an estate, trust, partnership or corporation), is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise having some present or former connection with the Taxing Jurisdiction other than the holding or ownership of the note or the collection of principal amount, fundamental change purchase price, purchase price, redemption price and interest (if any), in accordance with the terms of the notes and the indenture, or the enforcement of the note or (2) where presentation is required, the note was presented more than 30 days after the date such payment became due or was provided for, whichever is later,

•	if any withholding tax is attributable to any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, levy, impost or charge,

•	if any withholding tax is attributable to any tax, levy, impost or charge which is payable otherwise than by withholding from payment of principal amount, fundamental change purchase price, purchase price, redemption price and interest (if any),

•	if any withholding tax would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the relevant tax authority of the holder or beneficial owner of the note, if this compliance is required by statute or by regulation as a precondition to relief or exemption from such withholding tax,

•	to the extent a holder of a note is entitled to a refund or credit in such Taxing Jurisdiction of amounts required to be withheld by such Taxing Jurisdiction,

•	any tax, assessment or other governmental charge imposed or collected pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any intergovernmental agreements entered into in connection with the implementation of such sections of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

•	any combination of the instances described in the preceding bullet points.

With respect to the fifth bullet point listed above, in the absence of evidence reasonably satisfactory to us we may conclusively presume that a holder of a note is entitled to a refund or credit of all amounts required to be withheld if the relevant local laws provide a holder with the ability to file or otherwise claim such refund or credit. We also will not pay any additional amounts to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member or such partnership or a beneficial owner thereof, would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the note.

Whenever either in the indenture or this prospectus there is mentioned, in any context, payment of principal (and premium, if any), the fundamental change purchase price, purchase price, redemption price, interest or any other amount payable under or with respect to any note at maturity, any interest payment date, upon conversion, a fundamental change purchase date, purchase date, redemption date or otherwise, such mention shall be deemed to include mention of the payment of additional amounts described above to the extent that, in such context, additional amounts are, were or would be payable by us in respect thereof.

Events of Default

Each of the following is an event of default with respect to the notes:

(1)	default in any payment of interest on any note when due and payable, and the default continues for a period of thirty (30) days;

(2)	default in the payment of principal (or required portion thereof) of any note (including the fundamental change purchase price, the purchase price or the redemption price) when due and payable on the maturity date, upon required repurchase or redemption, upon declaration of acceleration or otherwise;

(3)	failure by us to comply with our obligation to convert the notes into cash, common stock or a combination of cash and common stock, as applicable, in accordance with the indenture upon exercise of a holder’s conversion right and that failure continues for five (5) days;

(4)	failure by us to comply with our obligations under “— Consolidation, Merger and Sale of Assets” above;

(5)	failure by us to issue a notice in accordance with the provisions of “Purchase Rights of Holders — Fundamental Change Permits Holders to Require Us to Purchase Notes” or “— Conversion Rights — Conversion Upon Specified Corporate Events” above for a period of five (5) days after such notice becomes due in accordance with the terms of the indenture;

(6)	failure by us for sixty (60) days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding (a copy of which notice, if given by holders, must also be given to the trustee) has been received by us to comply with any of our agreements contained in the notes or the indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically provided for or which does not apply to the notes), which notice shall state that it is a “Notice of Default” under the indenture;

(7)	failure by us to pay beyond any applicable grace period, or the acceleration of, indebtedness of us or any of our subsidiaries in an aggregate amount greater than $10,000,000 (or its foreign currency equivalent at the time);

(8)	the failure by us or any of our subsidiaries to pay final judgment entered by a court or courts of competent jurisdiction in excess of $15,000,000, which judgments are not paid, discharged or stayed, for a period of 30 days; or

(9)	certain events of bankruptcy, insolvency, or reorganization of us or any significant subsidiary (as defined in Article 1, Rule 1-02 of Regulation S-X) of ours.

If an event of default other than an event of default arising under clause (9) above with respect to us occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of then outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of, and accrued and unpaid interest, if any, on, all then outstanding notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. In addition, upon an event of default arising under clause (9) above with respect to us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding anything to the contrary here, the indenture will provide that the provisions of the indenture described in the paragraph above, however, will be subject to the condition that if, at any time after the principal of, and accrued and unpaid interest, if any, on the notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained as provided in the indenture, we pay or deliver, as the case may be, or deposit with the trustee an amount of cash and a number of shares of common stock, if any (solely to settle outstanding conversions), sufficient to pay all matured installments of interest upon all the notes, all amounts of consideration due upon the conversion of any and all converted notes, and the principal of, and accrued and unpaid interest, if any, on all notes which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the notes to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing under the indenture to the trustee and its agents and counsel, and if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and any and all events of default under the indenture, other than the non-payment of the principal of the notes that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided in the indenture, then the holders of a majority of the aggregate principal amount of notes then outstanding, by written notice to us and to the trustee, may waive all defaults and events of defaults with respect to the notes (other than a default or an event of default resulting from the failure to pay the fundamental change purchase price, purchase price or redemption price of a note, to deliver the conversion obligation with respect to a note, or with respect to another covenant or provision of the indenture that cannot be modified or amended without the consent of each affected holder) and may rescind and annul the declaration of acceleration resulting from such defaults or events of default (other than those resulting from the failure to pay the fundamental change purchase price, purchase price or redemption price of a note, to deliver the conversion obligation with respect to a note, or with respect to another covenant or provision of the indenture that cannot be modified or amended without the consent of each affected holder) and their consequences; provided, that no such rescission or annulment will extend to or will affect any subsequent default or shall impair any right consequent on such default.

Notwithstanding the foregoing, the indenture will provide that the sole remedy for an event of default under clause (6) above relating to our failure to comply with our obligations as set forth under “— Reports” below will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day during the 365-day period beginning on, and including, the day on which such an event of default occurs during which such event of default is continuing (and neither waived nor cured). Additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 365th day after the date on which such event of default occurred (if such event of default has not been cured or waived prior to such 365th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not pay additional interest following an event of default in accordance with this paragraph, the notes will be subject to acceleration upon an event of default with regard thereto as provided above. In no event shall additional interest accrue at a rate per year in excess of 0.25% pursuant to the indenture, regardless of the number of events or circumstances giving rise to requirements to pay such additional interest pursuant to this paragraph. With regard to any violation specified in this paragraph, no additional interest shall accrue, and no right to declare the principal or other amounts due and payable in respect of the notes shall exist, after such violation has been cured. Notwithstanding the foregoing, if additional interest is accruing and payable as described under “— Registration Rights; Additional Interest” when the accrual of additional interest is the sole remedy for an event of default related to our failure to be current in respect of our Exchange Act reporting obligations as described above, no additional interest will be payable for any such violation in accordance with the provisions of the indenture described in this paragraph for so long as additional interest is also accruing and payable as described under “— Registration Rights; Additional Interest.”

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. In addition, except to enforce the right to receive payment of the principal of, or interest on, or fundamental change purchase price, purchase price or redemption price with respect to, its notes when due, or the right to receive payment or delivery, as the case may be, of the consideration due upon conversion of its notes, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of then outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity; and

(5)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

However, each holder shall have the right, which is absolute and unconditional, to receive the principal of, interest on, fundamental change purchase price with respect to, and any amounts due upon conversion of its notes and to institute suit for the enforcement of any such payment or delivery, as the case may be, and such rights shall not be impaired without the consent of such holder. In addition, subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will receive indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

If a default occurs and is continuing and is known to the trustee, the trustee must transmit notice of the default to each holder within 90 days after it occurs. Except in the case of a default in the payment of principal (including the fundamental change purchase price, purchase price or redemption price) of or interest on any note or a default in the payment or delivery, as the case may be, of the consideration due upon conversion, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the notes. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate, stating whether or not to the knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any period of grace or requirement of notice provided under the indenture) and, if we are in default, specifying all such defaults and the nature and the status thereof of which they may have knowledge. We also are required to deliver to the trustee, as soon as possible, and in any event within 30 days after we become aware of the occurrence of any default or event of default, an officers’ certificate setting forth such defaults or events of default, as applicable, their status and what action we are taking or propose to take in respect thereof.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority of the principal amount of then outstanding notes (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority of the principal amount of then outstanding notes (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of a then outstanding note affected, no amendment may, among other things:

(1)	reduce the percentage in aggregate principal amount of notes outstanding necessary to waive any past default or event of default;

(2)	reduce the rate of interest on any note or change the time for payment of interest on any note;

(3)	reduce the principal of any note or change the maturity date of any note;

(4)	change the place or currency of payment on any note;

(5)	make any change that impairs or adversely affects the conversion rights of any notes;

(6)	reduce the fundamental change purchase price, the purchase price or the redemption price of any note or amend or modify in any manner adverse to the rights of the holders of the notes our obligation to pay the fundamental change purchase price, the purchase price or the redemption price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(7)	impair the right of any holder to receive payment of principal (or required portion thereof) of and interest, if any, on, its notes, or the right to receive payment or delivery, as the case may be, of the consideration due upon conversion of its notes on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such holder’s notes; or

(8)	make any change in the provisions described in this “Modification and Amendment” section or in the waiver provisions of the indenture that requires each holder’s consent to modify and amend or to waive.

Without the consent of any holder of the notes, we and the trustee may amend the indenture or the notes:

(1)	to cure any ambiguity, omission, defect or inconsistency in the indenture or the notes, including to eliminate any conflict with the terms of the Trust Indenture Act;

(2)	to evidence the succession by a successor corporation and to provide for the assumption by a successor corporation of our obligations under the indenture;

(3)	to add guarantees with respect to the notes;

(4)	to secure the notes;

(5)	to add to our covenants such further covenants, restrictions or conditions for the benefit of the holders or to surrender any right or power conferred upon us;

(6)	to make any other change that does not adversely affect the rights of any holder of the notes (other than any holder that consents to such change);

(7)	to provide for a successor trustee;

(8)	to comply with the applicable procedures of the depositary; or

(9)	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the maturity date, any fundamental change purchase date, any purchase date, any redemption date, upon conversion or otherwise, cash or cash and shares of common stock, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

We will be responsible for making all calculations called for under the notes and the indenture, and none of the trustee, conversion agent, note registrar, bid solicitation agent or paying agent (in each case, if different from the company) shall have any responsibility for making such calculations, for determining amounts to be paid or for monitoring stock price, or be charged with any knowledge of or have any duties to monitor any measurement period. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes, the daily VWAP, daily conversion value, daily settlement amount and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Defeasance

The notes will not be subject to the provisions for legal defeasance or covenant defeasance in the base indenture.

Reports

The indenture requires us to file with the trustee, within 15 days after we are required to file the same with the SEC, pursuant to Section 314 of the Trust Indenture Act, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto).

Delivery of any such reports, information and documents to the trustee shall be for informational purposes only, and the trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Rule 144A Information

If at any time we are not subject to the reporting requirements of the Exchange Act, we will furnish to the holders or beneficial holders of the notes or the common stock issued upon conversion and prospective purchasers, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee, security registrar, paying agent and conversion agent. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The trustee or its affiliates provide and may in the future provide other services to us or our affiliates in the ordinary course of their business.

Registration Rights; Additional Interest

We have filed this registration statement to register the resale of certain of the notes sold in private placements on December 11, 2014 (the “covered notes”).

Pursuant to the indenture, we will agree for the benefit of the holders of the registrable securities (as defined in the indenture) we will, at our cost, subject to certain rights to suspend use of the shelf registration statement, use reasonable efforts to keep the shelf registration statement effective until the earliest of (i) the removal of the restrictive legend on the notes as described below and (ii) such time as all of the registrable securities cease to be outstanding or have either (A) been sold or otherwise transferred pursuant to an effective registration statement, (B) been sold pursuant to Rule 144 under circumstances in which the restrictive legend borne by the registrable securities is removed.

We will be permitted to suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods (not to exceed 90 days in the aggregate in any 12 month period) in certain circumstances, including circumstances relating to pending corporate developments. We need not specify the nature of the event giving rise to a suspension in any notice to holders of registrable securities of the existence of a suspension.

The following requirements and restrictions will generally apply to a holder selling registrable securities pursuant to the shelf registration statement:

•	the holder will be required to be named as a selling securityholder in the related prospectus;

•	the holder will be required to deliver a prospectus to purchasers;

•	the holder will be subject to some of the civil liability provisions under the Securities Act in connection with any sales; and

•	the holder will be bound by the provisions of the indenture which are applicable to the holder.

We will agree to pay predetermined additional interest as described herein (‘‘additional interest’’) to holders of notes that are registrable securities if the shelf registration statement is unavailable for periods in excess of those permitted above. The additional interest will accrue until unavailability is cured in respect of any notes that are registrable securities at a rate per annum equal to 0.5%. However, no additional interest will accrue following the end of the period during which we are required to use reasonable efforts to keep the shelf registration statement effective. In no event shall such additional interest accrue at a rate exceeding 0.5% per annum. If a holder exchanges some or all of the notes into our common stock, the holder will not be entitled to receive additional interest on such common stock.

The additional interest will accrue from and including the date on which any registration default occurs to but excluding the date on which all registration defaults have been cured. We will have no other liabilities for monetary damages or otherwise with respect to our registration obligations. In particular, additional interest is the sole remedy for a registration default or for the failure to remove the restrictive legend on the notes in the manner described below and in no event will a registration default or such failure to remove the restrictive legend constitute a default which would, after notice and the lapse of time, result in an event of default under the indenture.

We will pay all expenses of the shelf registration statement, provide to each registered holder copies of the related prospectus, and take other actions that are required to permit, subject to the foregoing, unrestricted resales of the debentures and the shares of common stock issued upon conversion of the debentures.

In addition, unless:

•	the restrictive legend on the covered notes that have not ceased to be registrable securities has been removed, and

•	the covered notes that have not ceased to be registrable securities are freely tradable pursuant to Rule 144 under the Securities Act without volume restrictions by holders other than our affiliates (without restrictions pursuant to U.S. securities law or the terms of the indenture or the notes), as of December 20, 2015, we will pay additional interest on the notes that are registrable securities at an annual rate equal to 0.50% of the aggregate principal amount of the notes that are registrable securities; provided that additional interest will not accrue on account of the failure of the removal of the restrictive legend as described above if the registration statement described above shall remain effective and cover resales of the notes; and provided further that in no event will additional interest accrue at a rate per annum in excess of 0.50% on account of the failure to remove the restrictive legend and the occurrence of a registration default. If a holder exchanges some or all of the notes into our common stock, the holder will not be entitled to receive additional interest on such common stock.

We cannot assure you that we will be able to remove the restrictive legend from the notes or from any shares of our common stock issued upon conversion.

During the period of one year after the last original issuance of the covered notes, we will not, and will not permit any of our “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them. The covered notes will be issued with a restricted CUSIP number.

Until such time as (A) covered notes been sold or otherwise transferred pursuant to an effective registration statement, (B) covered notes have been sold pursuant to Rule 144 under circumstances in which any legend borne by the registrable securities relating to restrictions on transferability thereof is removed or (C) we notify the trustee to remove the restrictive legend from the covered notes, the restricted CUSIP will be the CUSIP number for the covered notes. At such time as we notify the trustee to remove the restrictive legend from the covered notes, such legend will be deemed removed from any global notes and an unrestricted CUSIP number for the covered notes will be deemed to be the CUSIP number for the covered notes. The unrestricted CUSIP number for the covered notes that cease to be registrable securities is expected to be the same CUSIP number as all other notes of the same series as the covered notes.

Additional interest will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the notes.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the internal laws of the State of New York, including without limitation, sections 5-1401 and 5-1402 of the New York General Obligations Law and Section 327(b) of the New York Civil Practice Laws and Rules.

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons, which we refer to as the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC, which will serve as the initial securities depositary, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants; and

•	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, fully-registered certificated form except in the limited circumstances described below. We may not issue the notes in bearer form.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, fully-registered certificated form will be issued and delivered to each person that the depositary identifies as a beneficial owner of the related notes only if:

•	the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global note and we do not appoint another institution to act as depositary within 90 days;

•	we notify the trustee that we wish to terminate that global note (or reduce the principal amount of that global note) and the beneficial owners of the majority of the principal amount of that global note (or of the majority of the principal amount of that global note to be reduced) consent to such termination; or

•	an event of default has occurred with regard to the notes represented by the relevant global note, such event of default has not been cured or waived and a beneficial owner of the global note requests that its notes be issued in physical, certificated form.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock that the selling securityholders may offer and sell under this prospectus. The description set forth below of our common stock is not complete and is subject to and qualified in its entirety by our Amended and Restated Certificate of Incorporation, our Amended and Restated By-Laws (the “By-Laws”) and Delaware law. See “Where You Can Find More Information” for information on how to obtain a copy of our Amended and Restated Certificate of Incorporation.

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 150,000,000 shares of our common stock, $0.01 par value per share, of which, at December 1, 2014, 98,211,356 shares were issued, 23,186,947 shares were held in treasury and 75,024,409 shares were outstanding and were held of record by 154 stockholders.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “AFSI.”

Dividends

Holders of common stock are entitled to receive dividends when and if declared by our Board of Directors out of funds legally available therefor, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding shares of preferred stock or debt securities.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative voting rights.

Other Terms

If there is a liquidation, dissolution or winding up of AmTrust, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities, and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Effect of Amended and Restated Certificate of Incorporation and By-Laws

Our Amended and Restated Certificate of Incorporation and By-Laws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Our Amended and Restated Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. In addition, our Amended and Restated Certificate of Incorporation and By-Laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by a resolution adopted by a majority of our board of directors or by our chief executive officer. Stockholders are not permitted to call a special meeting or require our board of directors to call a special meeting.

Our By-Laws establish an advance notice procedure for stockholder proposals to be brought before our annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the By-Laws do not give our board of directors the power to approve or disapprove stockholder nominations of director candidates or proposals regarding other business to come before a special or annual meeting, the By-Laws may have the effect of precluding the conduct of proposed business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Delaware Anti-Takeover Statute

Under Delaware law, we may not engage in a “business combination,” which includes a merger or sale of more than 10% of our assets, with any “interested stockholder,” namely, a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of any of these persons, for three years following the time that stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by our board of directors prior to the time the interested stockholder attained that status;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers; or

•	at or after the time the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Limitation of Liability and Indemnification of Directors and Officers

As permitted by the Delaware General Corporation Law, we have adopted provisions in our Amended and Restated Certificate of Incorporation that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

Our Amended and Restated Certificate of Incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law and we may advance expenses to our directors, officers and employees in connection with a legal proceeding, subject to limited exceptions. As permitted by the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation provides that:

•	we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

Insurance Regulations Concerning Change of Control

State insurance laws intended primarily for the protection of policyholders contain certain requirements that must be met prior to any change of control of an insurance company or insurance holding company that is domiciled, or in some cases, having such substantial business that it is deemed commercially domiciled, in that state. These requirements may include the advance filing of specific information with the state insurance commission, a public hearing on the matter, and review and approval of the change of control by the state agencies. We have insurance subsidiaries domiciled or commercially domiciled in California, Delaware, Florida, Iowa, Kansas, Nevada, New Hampshire, New York, Texas and Wisconsin. Under the insurance laws in these states, “control” is presumed to exist through the ownership of 10% or more of the voting securities of an insurance company or any company that controls the insurance company. Any purchase of our shares that would result in the purchaser owning more than 10% of our voting securities will be presumed to result in the acquisition of control of our insurance subsidiaries and require prior regulatory approval.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The address of the transfer agent and registrar is 6201 15th Avenue, Brooklyn, New York 11219.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of notes and the ownership and disposition of the common stock issued upon conversion of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may be subsequently changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought, nor will we seek, any rulings from the Internal Revenue Service (the “IRS”), with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or the ownership and disposition of the common stock or that any such position would not be sustained. Except where otherwise noted, this summary deals only with note or share of common stock held as a capital asset (within the meaning of Section 1221 of the Code. This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•	tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes or common stock as a part of a hedging, integrated or conversion transaction or a straddle;

•	persons deemed to sell notes or common stock under the constructive sale provisions of the Code or persons that purchase or sell notes as part of a wash sale for tax purposes;

•	tax consequences to U.S. holders (as defined below) of notes or shares of common stock whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors in pass-through entities;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift tax consequences, if any.

If a partnership holds notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership holding the notes or shares of common stock or a partner in such partnership, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

As used herein, the term “U.S. holder” means a beneficial owner of notes or shares of common stock received upon conversion of the notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner (other than a partnership, or any entity treated as a partnership for U.S. federal income tax purposes) of notes or shares of common stock received upon conversion of the notes that is not a U.S. holder. Special rules may apply to some non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid federal income tax or, in some circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Classification of the Notes

Pursuant to the terms of the indenture, we and each holder of notes agree to treat the notes, for U.S. federal income tax purposes, as “contingent payment debt instruments” and to be bound by our application of the Treasury regulations that govern contingent payment debt instruments (the “CPDI Regulations”), including our determination of the rate at which interest will be deemed to accrue on the notes (the “comparable yield”) and the related “projected payment schedule” for the notes. In addition, we have received an opinion from our counsel, Sidley Austin LLP, based upon applicable law and certain financial calculations and projections provided to such counsel, to the effect that the notes will be treated as indebtedness for U.S. federal income tax purposes and that the notes will be subject to the CPDI Regulations. No authority directly addresses the treatment of all aspects of the notes for U.S. federal income tax purposes. The IRS issued Revenue Ruling 2002-31 and Notice 2002-36, in which it addressed the U.S. federal income tax classification and treatment of a debt instrument similar, although not identical, to the notes. In that published guidance, the IRS concluded that the debt instrument addressed therein was subject to the CPDI Regulations and clarified various aspects of the applicability of certain other provisions of the Internal Revenue Code to such debt instrument. The applicability of Revenue Ruling 2002-31 and Notice 2002-36 to any particular debt instrument, such as the notes, is uncertain.

No assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described in this summary with respect to the notes. A different treatment of the notes for U.S. federal income tax purposes could significantly alter the amount, timing, character and treatment of income, gain or loss recognized in respect of the notes from that which is described below and could require a holder of the notes to accrue interest income at rate different from the “comparable yield” rate described below. The remainder of this discussion assumes that the notes will be treated as indebtedness subject to the CPDI Regulations.

Consequences to U.S. Holders

Interest. Under the CPDI Regulations, a U.S. holder will generally be required to accrue interest income on the notes on a constant yield to maturity basis, calculated based on the adjusted issue price (as defined below) of the notes and the comparable yield (as defined below), regardless of whether the U.S. holder uses the cash or accrual method of tax accounting. Accordingly, a U.S. holder will be required to include interest in taxable income in each year significantly in excess of the amount of interest payments, including contingent interest payments, actually received by it in that year.

The CPDI Regulations provide that a U.S. holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals:

•	the product of (a) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period and (b) the comparable yield (as defined below) of the notes, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that the U.S. holder held the notes.

The “issue price” of a note will be determined based on the applicable Treasury Regulations, and may be obtained from the issuer as discussed below. The “adjusted issue price” of a note is its issue price increased by any interest income previously accrued with respect to the note, determined without regard to any adjustments to interest accruals described below, and decreased by the amount of any projected payments scheduled to be made with respect to the notes.

Under the CPDI Regulations, we are required to establish the “comparable yield” for the notes, which is the annual yield we would incur, as of the initial issue date, on a fixed rate nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the notes. Accordingly, we have determined the comparable yield for the notes to be 6.75%, compounded semi-annually.

We are required to provide to holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments on the notes. Such schedule must produce the comparable yield. Our determination of the projected payment schedule for the notes includes the semi-annual regular stated interest payments, estimates for payments of contingent interest on the notes and an estimate for a payment at maturity for the notes that takes into account the conversion feature of the notes. A holder may obtain the issue price, the comparable yield and the projected payment schedule for the notes by submitting a written request to us at the following address: AmTrust Financial Services, Inc., 59 Maiden Lane, 43rd Floor, New York, NY 10038, Attention: Corporate Secretary.

The comparable yield and the projected payment schedules are not determined for any purpose other than for the determination of a holder’s interest accruals and adjustments thereof in respect of the notes for U.S. federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable to holders of the notes.

Adjustments to Interest Accruals on the Notes. If a U.S. holder receives actual payments with respect to a note in a tax year that, in the aggregate, exceed the total amount of projected payments for the note for that tax year, the U.S. holder will have a “net positive adjustment” equal to the amount of such excess. The U.S. holder will be required to treat the “net positive adjustment” as additional interest income for that tax year. For this purpose, the payments in a tax year include the fair market value of any property (including shares of common stock received upon conversion or repurchase of the notes) received in that year.

If a U.S. holder receives actual payments with respect to a note in a tax year that, in the aggregate, are less than the amount of the projected payments for the note for that tax year, the U.S. holder will have a “net negative adjustment” equal to the amount of such deficit. This adjustment will (i) reduce the U.S. holder’s interest income on the note for that tax year and (ii) to the extent of any excess after the application of (i), give rise to an ordinary loss to the extent of the U.S. holder’s interest income on the note during prior tax years, reduced to the extent such interest income was offset by prior net negative adjustments. Any negative adjustment in excess of the amounts described in (i) and (ii) will be carried forward to offset future interest income in respect of the note or to reduce the amount realized upon a sale, exchange, repurchase or redemption of the note.

A U.S. holder whose basis in a note is different from the adjusted issue price of the note (i.e., the U.S. holder acquired the note at a premium to or discount from the note’s adjusted issue price) must reasonably allocate any such difference to the daily portions of interest and/or the projected payments over the remaining term of the note for purposes of determining such U.S. holder’s net positive or net negative adjustment as described above. Such allocation must be reasonable, based on all the facts and circumstances, and should take into consideration changes in prevailing market interest rates or changes in the expected value of any remaining contingent payments. If a U.S. holder’s basis in a note exceeds the note’s adjusted issue price, the amount of such difference that is allocated to a daily portion of interest or to a projected payment is treated as a negative adjustment on the date such daily portion accrues or projected payment is made and the U.S. holder’s adjusted basis in the note is decreased by such negative adjustment. If a U.S. holder’s basis in a note is less than the note’s adjusted issue price, the amount of such difference that is allocated to a daily portion of interest or to a projected payment is treated as a positive adjustment on the date the daily portion accrues or the relevant projected payment is made and the U.S. holder’s adjusted basis in the note is increased by such positive adjustment. Prospective investors are urged to consult their own tax advisors regarding the proper allocation of any such acquisition premium or discount to the daily portions of interest and/or the projected payments over the remaining term of the note.

Sale, Exchange, Repurchase, Redemption or Conversion of the Notes. Generally, the sale, exchange, repurchase or redemption of a note will result in gain or loss to a U.S. holder, which will be subject to tax. As described above, our calculation of the comparable yield and the schedule of projected payments for the notes includes the receipt of shares of our common stock upon conversion as a contingent payment with respect to the notes. Accordingly, we intend to treat the payment of shares of our common stock to a U.S. holder upon the conversion of a note as a contingent payment under the CPDI Regulations. As described above, U.S. holders are generally bound by our determination of the comparable yield and the schedule of projected payments for the notes. Under this treatment, the conversion of a note will also result in taxable gain or loss to a U.S. holder.

The amount of gain or loss on a sale, exchange, repurchase, redemption or conversion will be equal to the difference between (i) the amount of cash plus the fair market value of any other property received by the U.S. holder, including the fair market value of any shares of our common stock received, reduced by any negative adjustment carryforward as described above, and (ii) the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note on any date will generally be equal to the U.S. holder’s original purchase price for the note, (x) increased by any interest income previously accrued on such note by the U.S. holder under the CPDI Regulations as described above (determined without regard to any adjustments to interest accruals described above, other than adjustments relating to acquisition discount) and (y) decreased by the amount of any projected payments, as described above, scheduled to be made on the note to the U.S. holder through such date (without regard to the actual amount paid) and any adjustments for acquisition premium as described above.

Gain recognized upon a sale, exchange, repurchase, redemption or conversion of a note will generally be treated as ordinary interest income. Any loss recognized upon a sale, exchange, repurchase, redemption or conversion of a note will be treated as an ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustment previously taken into account as ordinary loss, and thereafter, as capital loss (which will be long-term if the note was held for more than one year). The deductibility of capital losses is subject to limitations.

A U.S. holder’s tax basis in shares of our common stock received upon a conversion of a note will equal the fair market value of such common stock at the time of conversion and the U.S. holder’s holding period for such shares will commence on the day immediately following the date of conversion.

Constructive Distributions. The conversion rate of the notes will be adjusted in certain circumstances. Under the Code and applicable Treasury Regulations, adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Some of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such adjustments. In addition, an adjustment to the conversion rate, or failure to make (or adequately make) such an adjustment in connection with a fundamental change may be treated as a deemed distribution. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain as described in “— Distributions on Common Stock” below. However, it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or the dividend-received deduction applicable to certain dividends paid to corporate holders. Additionally, because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we pay backup withholding on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against payments of cash and common stock payable on the notes (or, in some circumstances, against any payments on the common stock).

U.S. holders should consult their tax advisors as to the tax consequences of receiving constructive dividends.

Distributions on Common Stock. Cash distributions paid on shares of our common stock will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax principles) and will be includible in income by the U.S. holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain. Dividends received by non-corporate U.S. will be eligible to be taxed at reduced rates if the U.S. holders meet certain holding period and other applicable requirements. Dividends received by corporate U.S. holders will be eligible for the dividends-received deduction if the U.S. holders meet certain holding period and other applicable requirements.

Sale, Certain Redemptions or Other Taxable Dispositions of Common Stock. Upon the sale, certain redemptions or other taxable dispositions of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. holder’s tax basis in the common stock. Such capital gain or loss will be long- term capital gain or loss if the U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to a reduced rate of federal income tax. The deductibility of capital losses is subject to limitations.

Possible Effect of the Change in Conversion Consideration After a Change in Control. In some situations, we may provide for the conversion of the notes into shares of an acquirer as described in “Description of the Notes — Recapitalizations, Reclassifications and Changes of Our Common Stock.” Depending on the circumstances, such an adjustment could result in a deemed taxable exchange to a holder and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. You should consult your tax advisor regarding the U.S. federal income tax consequences of such an adjustment.

Information Reporting and Backup Withholding. Information reporting requirements generally will apply to payments of interest on the notes and dividends on shares of common stock and to the proceeds of a sale, exchange, redemption or other disposition of a note or share of common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient such as a corporation. Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Consequences to Non-U.S. Holders

Payments on the Notes. Subject to the discussion below concerning backup withholding, payments of principal and interest (including original issue discount) on the notes by us or any paying agent to any non-U.S. holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest,

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related, directly or indirectly to us through stock ownership; and

•	either (a) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form)) or (b) the non-U.S. holder holds the notes through specified foreign intermediaries or specified foreign partnerships, and the non-U.S. holder and the foreign intermediaries or foreign partnerships satisfy the certification requirements of applicable Treasury Regulations.

Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, Exchange, Certain Redemptions or Other Taxable Dispositions of Notes or Shares of Common Stock. Gain realized by a non-U.S. holder on the sale, exchange, certain redemptions or other taxable disposition of a note or common stock will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment or fixed base);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and other conditions are met; or

•	we are or have been a U.S. real property holding corporation (a “USRPHC”) at any time within the five-year period preceding the sale or other disposition or the non-U.S. holder’s holding period, whichever period is shorter, and, in the case where our common stock is “regularly traded” on an “established securities market” (as defined in applicable Treasury Regulations and which generally includes the NASDAQ), the non-U.S. holder owns or has owned, or is treated as owning under applicable Treasury Regulations, (1) in the case of common stock, more than 5% of our common stock at any time during the shorter of the five year period ending on the date of disposition or the period during which the non-U.S. holder held our common stock and (2) in the case of notes, notes that on the date of acquisition had a fair market value greater than the fair market value on that date of 5% of our common stock. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not and we do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

If you are a non-U.S. holder who is an individual described in the first bullet point above, you will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption or other taxable disposition of a note or common stock, generally in the same manner as if you were a U.S. holder. If you are described in the second bullet point above, you will be subject to a flat 30% tax on the gain recognized on the sale, exchange, redemption or other taxable disposition of a note or common stock (which gain may be offset by U.S. source capital losses), even though you are not considered a resident of the United States. If you are a foreign corporation that falls under the first bullet point above, you will be subject to tax on your net gain generally in the same manner as if you were a U.S. person as defined under the Code and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty. Any amounts (including common stock) which a non-U.S. holder receives on a sale, exchange, redemption or other taxable disposition of a note which is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “— Payments on the Notes.”

Dividends and Constructive Distributions. Any dividends paid to a non-U.S. holder with respect to shares of our common stock (and any deemed dividends resulting from some adjustments, or failure to make adjustments, to the conversion rate, see “— Consequences to U.S. Holders — Constructive Distributions” above) will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under some circumstances, be subject to an additional branch profits tax at a 30% rate or a reduced rate as specified by an applicable income tax treaty. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay withholding taxes on behalf of a non-U.S. holder, we may, at our option, set off any such payment against payments of cash and common stock payable on the notes (or, in some circumstances, against any payments on the common stock).

A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

In addition, under proposed Treasury regulations relating to certain “dividend equivalent” payments, an adjustment to the conversion rate of the notes as a result of a dividend on our common stock may be taxable as a dividend, but subject to withholding tax at a different time or in a different amount than taxable constructive distributions. However, in Notice 2014-14, the Treasury Department and the IRS stated their intent to limit the application of the proposed Treasury regulations to instruments issued on or after 90 days after the date of publication of final Treasury regulations. Accordingly, the proposed Treasury regulations, if finalized, generally should not apply to the notes.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest and dividends paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make, provided the statement described above in the last bullet point under “— Payments on the Notes” has been received (and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient). In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or share of common stock within the United States or conducted through specified U.S.-related financial intermediaries, unless the statement described above has been received (and we and the relevant financial intermediaries do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient) or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

HIRE Act

Legislation was enacted in 2010, contained in Sections 1471 through 1474 of the Code (“FATCA”), that generally will impose a 30% U.S. federal withholding tax on withholdable payments (as defined below) made to a foreign financial institution, unless such institution enters into an agreement with the Department of Treasury to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are foreign entities with United States owners. The legislation also generally imposes a 30% U.S. federal withholding tax on withholdable payments to a nonfinancial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity. “Withholdable payments” include payments of interest and dividend payments from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States, unless the payments of interest, dividends or gross proceeds are effectively connected with the conduct of a United States trade or business and taxed as such. These withholding and reporting requirements will apply currently with respect to interest (including original issue discount) on the notes and dividends on the common stock, but will not apply to withholding on gross proceeds on the sale or other taxable disposition of the notes or common stock until January 1, 2017. If you are located in a jurisdiction that has an intergovernmental agreement with the United States governing FATCA, you may be subject to different rules. Prospective investors are urged to consult their own tax advisors regarding the application of the legislation and regulations to the notes and common stock.

PLAN OF DISTRIBUTION

We are registering certain notes sold in private placements and the common stock issuable upon conversion of those notes covered by this prospectus to permit selling securityholders to conduct public secondary trading of such securities from time to time after the date of this prospectus. We will not receive any proceeds from the sale of any of these securities from time to time by any selling securityholder pursuant to this prospectus or any applicable prospectus supplement. The aggregate proceeds received by the selling securityholders from the sale of any of these securities will be the purchase price less any discounts and commissions.

The notes covered by this prospectus and the common stock issued upon conversion of the notes, if any, may be sold or otherwise distributed from time to time in and outside the United States in any one or more of the following ways:

•	directly by the selling securityholders,

•	through agents or underwriters,

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale, including the NASDAQ Global Select Market,

•	in the over-the-counter market,

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market,

•	through the writing of options, or

•	through a combination of any of these methods of sale.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

If the notes or common stock issuable upon conversion of the notes are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The notes and the common stock may be sold in one or more transactions at:

•	fixed prices,

•	prevailing market prices at the time of sale or prices related to prevailing market prices at the time of sale,

•	varying prices determined at the time of sale, or

•	negotiated prices.

The selling securityholders and any such broker-dealers or agents who participate in the distribution of the notes or common stock issuable upon conversion of the notes offered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. As a result, any profits on the sale of such securities by the selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders are deemed to be underwriters, the selling securityholders may be subject to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the selling securityholders are deemed to be underwriters, the selling securityholders will also be subject to the prospectus delivery requirements of the Securities Act.

In connection with sales of the notes and common stock issuable upon conversion of the notes offered by this prospectus or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes and common stock in the course of hedging their positions. The selling securityholders may also sell the notes and common stock short and deliver notes and common stock to close out short positions, or loan or pledge notes and common stock to broker-dealers that in turn may sell the notes and common stock issuable upon conversion of the notes.

We do not have any knowledge of any plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes or common stock issuable upon conversion of the notes offered hereby. The selling securityholders might not sell any or all of the notes or the common stock issuable upon conversion of the notes offered by it using this prospectus. The selling securityholders might instead transfer, devise or gift any such securities by other means not described in this prospectus, including pursuant to one or more transactions exempt from registration under the Securities Act, if available. In addition, any such securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

Our common stock trades on the NASDAQ Global Select Market under the symbol “AFSI.” Notes sold by means of this prospectus will not be eligible for trading in the PORTAL system. We do not intend to list the notes on any national or other securities exchange. No assurance can be given as to the development of liquidity or any trading market for the notes. See “Risk Factors.”

The selling securityholders and any other person participating in a distribution of securities offered by this prospectus will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and common stock by the selling securityholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and common stock to engage in market-making activities with respect to the particular notes and common stock being distributed for a period of time before the commencement of such distribution. This may affect the marketability of the notes and common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and common stock.

We have agreed to pay substantially all of the expenses incidental to the registration of the notes and common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents or other advisors to the selling securityholders. We may suspend the use of this prospectus in certain circumstances, including, without limitation, in the event of pending corporate developments and similar events.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters incident to the issuance and validity of the securities offered by this prospectus and any related prospectus supplement will be passed upon for us by Stephen B. Ungar, our Senior Vice President, General Counsel and Secretary. As of December 4, 2014, Mr. Ungar owned 78,189 shares of our common stock, 14,580 restricted stock units and 52,941 options to purchase shares of our common stock. In addition, counsel that will be named in the applicable prospectus supplement will pass upon the validity of any securities offered under this prospectus and the applicable prospectus supplement for any underwriters or agents.

EXPERTS

The consolidated financial statements and schedules and the report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the expenses payable by us in connection with the distribution of the securities being registered, other than underwriting discounts or commissions. All amounts shown are estimates except for the registration fee.

SEC registration fee	$8,832
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Trustee’s fees and expenses		(1)
Transfer agent fees and expenses		(1)
Listing fees		(1)
Printing fees and expenses		(1)
Rating agency fees and expenses		(1)
Miscellaneous		(1)

Total		(1)

(1)	These fees and expenses are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Amended and Restated Certificate of Incorporation

Article XI of our Amended and Restated Certificate of Incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director, in addition to the limitation on personal liability provided for in our Amended and Restated Certificate of Incorporation, will be limited to the fullest extent permitted by the amended DGCL.

The DGCL

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper.

Section 145 of the DGCL further provides that, to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; the right to indemnification and advancement of expenses arising under a provision of the certificate of incorporation or bylaws shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or commission explicitly authorizes such elimination or impairment after such act or omission has occurred; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 of the DGCL also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by the person in any such capacity or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liabilities under Section 145 of the DGCL.

Insurance

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities incurred in their capacities as such.

Indemnification Agreements

We have entered into written indemnification agreements with our directors and executive officers (a form of which is filed as Exhibit 10.12 to our registration statement on Form S-1 (No. 333-134960) filed on June 12, 2006). Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the director or officer has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the director or officer.

The foregoing represents a summary of the general effect of our Amended and Restated Certificate of Incorporation, the DGCL, our insurance coverage and the indemnification agreements for purposes of general description only.

Item 16.	Exhibits

Exhibit No.	Description of Document
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (No. 001-33143) filed on May 28, 2013).

4.2	Certificate of Designations of 6.75% Non-Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (No. 001-33143) filed on June 10, 2013).

4.3	Certificate of Designations of 7.25% Non-Cumulative Preferred Stock, Series B (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (No. 001-33143) filed July 1, 2014).

4.4	Certificate of Designations of 7.625% Non-Cumulative Preferred Stock, Series C (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (No. 001-33143) filed September 16, 2014).

4.5	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q (No. 001-33143) filed on August 9, 2013).

4.6	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (No. 333-134960) filed on June 12, 2006).

4.7	Form of global security representing the 2.75% Convertible Senior Notes due 2044 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (No. 001-33143) filed on December 11, 2014).

4.8	Indenture, dated as of December 21, 2011, by and between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 001-33143) filed on December 21, 2011).

4.9	Form of Fourth Supplemental Indenture, by and between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (No. 001-33143) filed on December 11, 2014).

5.1	Opinion of Legal Counsel.

12.1	Computation of ratios of earnings to fixed charges.

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Legal Counsel (included in Exhibit 5.1).

24.1	Power of Attorney.

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Indenture with respect to the 2.75% Convertible Senior Notes due 2044.(1)

(1)	To be filed separately under the electronic form type 305B2, if applicable.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on December 11, 2014.

AMTRUST FINANCIAL SERVICES, INC.

By:	/s/ Ronald E. Pipoly, Jr.
Name:	Ronald E. Pipoly, Jr.
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry D. Zyskind* Barry D. Zyskind	Chief Executive Officer, President and Director (principal executive officer)	December 11, 2014

/s/ Ronald E. Pipoly, Jr. Ronald E. Pipoly, Jr.	Chief Financial Officer (principal financial and accounting officer)	December 11, 2014

/s/ Michael Karfunkel* Michael Karfunkel	Chairman of the Board	December 11, 2014

/s/ Donald T. DeCarlo* Donald T. DeCarlo	Director	December 11, 2014

/s/ Susan C. Fisch* Susan C. Fisch	Director	December 11, 2014

/s/ Abraham Gulkowitz* Abraham Gulkowitz	Director	December 11, 2014

/s/ George Karfunkel* George Karfunkel	Director	December 11, 2014

/s/ Jay J. Miller* Jay J. Miller	Director	December 11, 2014

*	The undersigned, pursuant to a Power of Attorney executed by each of the Directors and Officers identified above and filed with the SEC, by signing his or her name hereto, does hereby sign and execute this Registration Statement on behalf of each of the persons noted above, in the capacities indicated.

/s/ Stephen B. Ungar Stephen B. Ungar, Attorney-in-Fact	December 11, 2014

EXHIBIT INDEX

Exhibit No.	Description of Document
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (No. 001-33143) filed on May 28, 2013).

4.2	Certificate of Designations of 6.75% Non-Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (No. 001-33143) filed on June 10, 2013).

4.3	Certificate of Designations of 7.25% Non-Cumulative Preferred Stock, Series B (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (No. 001-33143) filed July 1, 2014).

4.4	Certificate of Designations of 7.625% Non-Cumulative Preferred Stock, Series C (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (No. 001-33143) filed September 16, 2014).

4.5	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q (No. 001-33143) filed on August 9, 2013).

4.6	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (No. 333-134960) filed on June 12, 2006).

4.7	Form of global security representing the 2.75% Convertible Senior Notes due 2044 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (No. 001-33143) filed on December 11, 2014).

4.8	Indenture, dated as of December 21, 2011, by and between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 001-33143) filed on December 21, 2011).

4.9	Form of Fourth Supplemental Indenture, by and between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (No. 001-33143) filed on December 11, 2014).

5.1	Opinion of Legal Counsel.

12.1	Computation of ratios of earnings to fixed charges.

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Legal Counsel (included in Exhibit 5.1).

24.1	Power of Attorney.

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Indenture with respect to the 2.75% Convertible Senior Notes due 2044.(1)

(1)	To be filed separately under the electronic form type 305B2, if applicable.